Exhibit 10.1

                                                                  Execution Copy

                               U.S. $1,200,000,000

                            364-DAY CREDIT AGREEMENT

                          Dated as of November 13, 2003

                                      Among

                              OMNICOM FINANCE INC.
                              OMNICOM CAPITAL INC.
                                       and
                               OMNICOM FINANCE PLC
                                  as Borrowers

                               OMNICOM GROUP INC.
                                  as Guarantor

                                       and

                        THE INITIAL LENDERS NAMED HEREIN

                               as Initial Lenders

                                       and

                          CITIGROUP GLOBAL MARKETS INC.

                        as Lead Arranger and Book Manager

                                       and

                               JPMORGAN CHASE BANK
                                  HSBC BANK USA
                                       and
                       WACHOVIA BANK, NATIONAL ASSOCIATION

                            as Co-Syndication Agents

                                       and

                                 CITIBANK, N.A.

                                    as Agent

                                TABLE OF CONTENTS
ARTICLE I

   SECTION 1.01.  Certain Defined Terms                                        1

   SECTION 1.02.  Computation of Time Periods                                 10

   SECTION 1.03.  Accounting Terms                                            10

ARTICLE II

   SECTION 2.01.  The Advances                                                10

   SECTION 2.02.  Making the Advances                                         10

   SECTION 2.03.  Fees                                                        11

   SECTION 2.04.  Termination or Reduction of the Commitments                 11

   SECTION 2.05.  Repayment of Advances                                       12

   SECTION 2.06.  Interest on Advances                                        12

   SECTION 2.07.  Interest Rate Determination                                 12

   SECTION 2.08.  Optional Conversion of Advances                             13

   SECTION 2.09.  Prepayments of Advances                                     13

   SECTION 2.10.  Increased Costs                                             14

   SECTION 2.11.  Illegality                                                  14

   SECTION 2.12.  Payments and Computations                                   15

   SECTION 2.13.  Taxes                                                       15

   SECTION 2.14.  Sharing of Payments, Etc.                                   18

   SECTION 2.15.  Evidence of Debt                                            18

   SECTION 2.16.  Use of Proceeds                                             18

   SECTION 2.17.  Increase in the Aggregate Commitments                       18

   SECTION 2.18.  Extension of Termination Date                               19

ARTICLE III

   SECTION 3.01.  Conditions Precedent to Effectiveness of Section 2.01       21

   SECTION 3.02.  Conditions Precedent to Each Borrowing,
                    Commitment Increase and Extension Date.                   22

   SECTION 3.03.  Determinations Under Section 3.01                           23

ARTICLE IV

   SECTION 4.01.  Representations and Warranties of the Guarantor             23

ARTICLE V

   SECTION 5.01.  Affirmative Covenants                                       24

   SECTION 5.02.  Negative Covenants                                          26

   SECTION 5.03.  Financial Covenants                                         28

ARTICLE VI

   SECTION 6.01.  Events of Default                                           28

ARTICLE VII

   SECTION 7.01.  Guaranty                                                    30

   SECTION 7.02.  Guaranty Absolute                                           30

   SECTION 7.03.  Waivers and Acknowledgements                                31

   SECTION 7.04.  Subrogation                                                 32

   SECTION 7.05.  Subordination                                               32

   SECTION 7.06.  Continuing Guaranty; Assignments                            33

ARTICLE VIII

   SECTION 8.01.  Authorization and Action                                    33

   SECTION 8.02.  Agent's Reliance, Etc.                                      33

   SECTION 8.03.  Citibank and Affiliates                                     34

   SECTION 8.04.  Lender Credit Decision                                      34

   SECTION 8.05.  Indemnification                                             34

   SECTION 8.06.  Successor Agent                                             34

   SECTION 8.07.  Other Agents.                                               35

ARTICLE IX

   SECTION 9.01.  Amendments, Etc.                                            35

   SECTION 9.02.  Notices, Etc.                                               35

   SECTION 9.03.  No Waiver; Remedies                                         36

   SECTION 9.04.  Costs and Expenses                                          36

   SECTION 9.05.  Right of Set-off                                            37

   SECTION 9.06.  Binding Effect                                              37

   SECTION 9.07.  Assignments and Participations                              37

   SECTION 9.08.  Confidentiality                                             39

   SECTION 9.09.  Governing Law                                               39

   SECTION 9.10.  Execution in Counterparts                                   39

   SECTION 9.11.  Jurisdiction, Etc.                                          39

   SECTION 9.12.  Waiver of Jury Trial                                        41

Schedules

Schedule I - List of Applicable Lending Offices

Schedule 3.01(b) - Disclosed Litigation

Schedule 5.02(a) - Existing Liens

Schedule 5.02(d) - Existing Debt

Exhibits

Exhibit A        -   Form of Note

Exhibit B        -   Form of Notice of Borrowing

Exhibit C        -   Form of Assignment and Acceptance

Exhibit D-1      -   Form of Opinion of New York Counsel for the Loan Parties

Exhibit D-2      -   Form of Opinion of English Counsel for OFP

                            364-DAY CREDIT AGREEMENT

                          Dated as of November 13, 2003

      OMNICOM FINANCE INC., a Delaware corporation ("OFI"), OMNICOM CAPITAL INC., a Connecticut corporation ("OCI"), and OMNICOM FINANCE PLC, a corporation organized under the laws of England and Wales ("OFP"; OFI, OCI and OFP are each a "Borrower" and collectively, the "Borrowers"), OMNICOM GROUP INC., a New York corporation (the "Guarantor"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof, CITIGROUP GLOBAL MARKETS INC., as lead arranger and book manager, JPMORGAN CHASE BANK, HSBC BANK USA and WACHOVIA BANK, NATIONAL ASSOCIATION, as co-syndication agents, and CITIBANK, N.A. ("Citibank"), as agent (the "Agent") for the Lenders (as hereinafter defined), agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Advance" means an advance by a Lender to a Borrower as part of a Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Advance).

            "Affiliate" means, as to any Person, any other Person (other than an individual) that, directly or indirectly, controls, is controlled by or is under common control with such Person; provided that, for purposes of
      Section 5.01(h),  an Affiliate of a Borrower shall include any Person that
      (x) is a director or officer of such Person or (y) has the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

            "Agent's Account" means the account of the Agent maintained by the Agent at Citibank at its office at 388 Greenwich Street, New York, New York 10013, Account No. 36852248, Attention: Bank Loan Syndications.

            "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

            "Applicable Margin" means (a) for Base Rate Advances, 0% per annum and (b) for Eurodollar Rate Advances, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

--------------------------------------------------------------------------------
Public Debt Rating         Applicable Margin for         Applicable Margin for
    S&P/Moody's           Eurodollar Rate Advances     Eurodollar Rate Advances
                           Prior to the Term Loan     On and After the Term Loan
                              Conversion Date               Conversion Date
--------------------------------------------------------------------------------
Level 1
A+ or A1 or above                  0.165%                       0.625%
--------------------------------------------------------------------------------
Level 2
A or A2                            0.275%                       0.750%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Public Debt Rating         Applicable Margin for         Applicable Margin for
    S&P/Moody's           Eurodollar Rate Advances     Eurodollar Rate Advances
                           Prior to the Term Loan     On and After the Term Loan
                              Conversion Date               Conversion Date
--------------------------------------------------------------------------------
Level 3
A- or A3                           0.390%                       0.875%
--------------------------------------------------------------------------------
Level 4
BBB+ or Baa1                       0.500%                       1.000%
--------------------------------------------------------------------------------
Level 5
BBB or Baa2                        0.725%                       1.250%
--------------------------------------------------------------------------------
Level 6
Lower than Level 5                 0.800%                       1.500%
--------------------------------------------------------------------------------

            "Applicable Percentage" means, as of any date prior to the Term Loan Conversion Date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

      --------------------------------------------------------------------
            Public Debt Rating                        Applicable
                S&P/Moody's                           Percentage
      --------------------------------------------------------------------
      Level 1
      A+ or A1 or above                                 0.085%
      --------------------------------------------------------------------
      Level 2
      A or A2                                           0.100%
      --------------------------------------------------------------------
      Level 3
      A- or A3                                          0.110%
      --------------------------------------------------------------------
      Level 4
      BBB+ or Baa1                                      0.125%
      --------------------------------------------------------------------
      Level 5
      BBB or Baa2                                       0.150%
      --------------------------------------------------------------------
      Level 6
      Lower than Level 5                                0.200%
      --------------------------------------------------------------------

            "Applicable Utilization Fee" means, as of any date prior to the Term Loan Conversion Date that the aggregate Advances exceed 50% of the aggregate Commitments, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

      --------------------------------------------------------------------
            Public Debt Rating                        Applicable
                S&P/Moody's                        Utilization Fee
      --------------------------------------------------------------------
      Level 1
      A+ or A1 or above                                 0.125%
      --------------------------------------------------------------------
      Level 2
      A or A2                                           0.125%
      --------------------------------------------------------------------
      Level 3
      A- or A3                                          0.125%
      --------------------------------------------------------------------
      Level 4
      BBB+ or Baa1                                      0.125%
      --------------------------------------------------------------------
      Level 5
      BBB or Baa2                                       0.125%
      --------------------------------------------------------------------
      Level 6
      Lower than Level 5                                0.250%
      --------------------------------------------------------------------

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

            "Assuming Lender" has the meaning specified in Section 2.17(d).

            "Assumption   Agreement"  has  the  meaning   specified  in  Section
      2.17(d)(ii).

            "Bankruptcy Law" means Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

            "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                  (a) the rate of interest announced publicly by Citibank in New
            York, New York, from time to time, as Citibank's base rate;

                  (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                  (c) 1/2 of one percent per annum above the Federal Funds Rate.

            "Base Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(i).

            "Borrowing" means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

            "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

            "Commitment" means as to any Lender (a) the amount set forth opposite such Lender's name on the signature pages hereof, (b) if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the amount set forth in such Assumption Agreement or (c) if such Lender has entered into any Assignment and Acceptance, the amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(d), as such amount may be reduced pursuant to Section 2.04 or increased pursuant to Section 2.17.

            "Commitment Date" has the meaning specified in Section 2.17(b).

            "Commitment Increase" has the meaning specified in Section 2.17(a).

            "Confidential Information" means information that a Loan Party furnishes to the Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Lender from a source other than a Loan Party.

            "Consenting Lender" has the meaning specified in Section 2.18(b).

            "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

            "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to
      Section 2.07 or 2.08.

            "Debt"  of  any  Person   means,   without   duplication,   (a)  all
      indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than earn-out payment obligations of such Person in connection with the purchase of property or services to the extent they are still contingent),
      (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of Hedge Agreements, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below and other payment obligations guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss,
      (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured
      by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

            "Debt for  Borrowed  Money" of any Person  means all items that,  in
      accordance   with  GAAP,   would  be  classified  as   indebtedness  on  a
      Consolidated balance sheet of such Person.

            "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            "Disclosed Litigation" has the meaning specified in Section 3.01(b).

            "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

            "EBITDA" means, for any period, net income (or net loss) plus the sum of (a) net interest expense, (b) income tax expense, (c) depreciation expense and (d) amortization expense, in each case determined in accordance with GAAP for such period.

            "Effective Date" has the meaning specified in Section 3.01.

            "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 9.07, the Guarantor, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Guarantor nor an Affiliate of the Guarantor shall qualify as an Eligible Assignee.

            "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or hazardous materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

            "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of hazardous materials.

            "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the Guarantor's controlled group, or under common control with the Guarantor, within the meaning of Section 414 of the Internal Revenue Code.

            "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9),
      (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;
      (b) the  application  for a minimum funding waiver with respect to a Plan;
      (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Guarantor or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Guarantor or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

            "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

            "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) appearing on Telerate Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available (but subject to the provisions of Section 2.07), the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's
      Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

            "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(ii).

            "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

            "Events of Default" has the meaning specified in Section 6.01.

            "Extension Date" has the meaning specified in Section 2.18(b).

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

            "GAAP" has the meaning specified in Section 1.03.

            "Guaranteed Obligations" has the meaning specified in Section 7.01.

            "Guaranty" means the provisions of Article VII.

            "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements. "Increase Date" has the meaning specified in Section 2.17(a).

            "Increasing Lender" has the meaning specified in Section 2.17(b).

            "Information Memorandum" means the information memorandum dated October 3, 2003 used by the Agent in connection with the syndication of the Commitments.

            "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below and, thereafter, with respect to Eurodollar Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, and subject to clause (c) of this definition, nine months, as the applicable Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (a) the Borrowers may not select any Interest Period that ends after the Termination Date or, if the Advances have been converted to a term loan pursuant to Section 2.05 prior to such selection, that ends after the Maturity Date;

                  (b)  Interest   Periods   commencing  on  the  same  date  for
            Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                  (c) in the case of any such Borrowing, the Borrowers shall not be entitled to select an Interest Period having duration of nine months unless, by 2:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, each Lender notifies the Agent that such Lender will be providing funding for such Borrowing with such Interest Period (the failure of any Lender to so respond by such time being deemed for all purposes of this Agreement as an objection by such Lender to the requested duration of such Interest Period); provided that, if any or all of the Lenders object to the requested duration of such Interest Period, the duration of the Interest Period for such Borrowing shall be one, two, three or six months, as specified by the Borrower requesting such Borrowing in the applicable Notice of Borrowing as the desired alternative to an Interest Period of nine months;

                  (d) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (e) whenever the first day of any Interest  Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "Lenders" means the Initial Lenders, each Assuming Lender that shall become a party hereto pursuant to Section 2.17 or 2.18 and each Person that shall become a party hereto pursuant to Section 9.07.

            "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement intended to provide security for the payment or performance of an obligation, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

            "Loan Party" means each Borrower and the Guarantor.

            "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Guarantor or the Guarantor and its Subsidiaries taken as a whole.

            "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Guarantor or the Guarantor and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under this Agreement or any Note or (c) the ability of any Loan Party to perform its obligations under this Agreement or any Note.

            "Maturity Date" means the earlier of (a) the first anniversary of the Termination Date and (b) the date of termination in whole of the aggregate Commitments pursuant to Section 2.04 or 6.01.

            "Moody's" means Moody's Investors Service, Inc.

            "Multiemployer  Plan"  means a  multiemployer  plan,  as  defined in
      Section 4001(a)(3) of ERISA, to which the Guarantor or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Multiple Employer Plan" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Guarantor or any ERISA Affiliate and at least one Person other than the Guarantor and the ERISA Affiliates or (b) was so maintained and in respect of which the Guarantor or any ERISA Affiliate could have liability under
      Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "Non-Consenting   Lender"  has  the  meaning  specified  in  Section
      2.18(b).

            "Note" means a promissory note of a Borrower payable to the order of any Lender, delivered pursuant to a request made under Section 2.15 in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Advances made by such Lender to such Borrower.

            "Notice of Borrowing" has the meaning specified in Section 2.02(a).

            "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

            "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings that prevent the forfeiture or sale of the assets subject to such Lien; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations or, in any such case, to secure reimbursement obligations under letters of credit or bonds issued to support such obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

            "Plan" means a Single Employer Plan or a Multiple Employer Plan.

            "Post-Petition Interest" has the meaning specified in Section 7.05.

            "PTR Scheme" shall mean the Provisional Treaty Relief Scheme as described in Inland Revenue Guidelines dated July 1999 and administered by the Inland Revenue's Centre for Non-Residents.

            "Public Debt Rating" means, as of any date, the rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Guarantor or, if either such rating agency shall have issued more than one such rating, the lowest such rating issued by such rating agency. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee will be set in accordance with Level 6 under the definition of "Applicable Margin", "Applicable Percentage" or "Applicable Utilization Fee", as the case may be; (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be based upon the higher rating unless such rating differs by two or more levels, in which case the applicable level will be deemed to be one level above the lower of such levels; (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

            "Reference Banks" means Citibank, ABN AMRO Bank N.V., JPMorgan Chase Bank and Wachovia Bank, National Association.

            "Register" has the meaning specified in Section 9.07(d).

            "Required Lenders" means at any time Lenders owed at least a majority in interest of the then aggregate unpaid principal amount of the Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least a majority in interest of the Commitments.

            "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

            "Single  Employer Plan" means a single  employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Guarantor or any ERISA Affiliate and no Person other than the Guarantor and the ERISA Affiliates or (b) was so maintained and in respect of which the Guarantor or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "Subordinated  Obligations"  has the  meaning  specified  in Section
      7.05.

            "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding Voting Stock of such Person, (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

            "Term Loan Conversion Date" means the Termination Date on which all Advances outstanding on such date are converted into a term loan pursuant to Section 2.05.

            "Term Loan Election" has the meaning specified in Section 2.05.

            "Termination Date" means the earlier of (a) November 12, 2004, subject to the extension thereof pursuant to Section 2.18 and (b) the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01; provided, however, that the Termination Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section 2.18 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.

            "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

      SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

      SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) ("GAAP").

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

      SECTION 2.01. The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrowers from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding such Lender's Commitment. Each Borrowing shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrowers may borrow under this Section 2.01, prepay pursuant to
Section 2.09 and reborrow under this Section 2.01.

      SECTION 2.02. Making the Advances. (a) Each Borrowing shall be made on notice, given not later than (x) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances or (y) 11:00 A.M. (New York City time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the applicable Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 1:00 P.M. (New York City time) on the date of such Borrowing make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such

Lender's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's address referred to in Section 9.02.

      (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrowers may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $10,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.07 or 2.11 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than six separate Borrowings.

      (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower requesting such Borrowing. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the applicable Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

      (d) Unless the Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of a Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

      (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

      SECTION 2.03. Fees. (a) Facility Fee. The Borrowers agree to pay to the Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Commitment from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assumption Agreement or in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing December 31, 2003, and on the Termination Date.

      (b) Agent's Fees. The Borrowers shall pay to the Agent for its own account such fees as may from time to time be agreed between the Guarantor and the Agent.

      SECTION 2.04. Termination or Reduction of the Commitments. (a) Optional. The Borrowers shall have the right, upon at least five Business Days' notice to the Agent, to terminate in whole or permanently reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

      (b) Mandatory. On the Termination Date, if the Borrowers have made the Term Loan Election in accordance with Section 2.05 prior to such date, and from time to time thereafter upon each prepayment of the Advances, the Commitments of the Lenders shall be automatically and permanently reduced on a pro rata basis by an amount equal to the amount by which (i) the aggregate Commitments immediately prior to such reduction exceeds (ii) the aggregate unpaid principal amount of all Advances outstanding at such time.

      SECTION 2.05. Repayment of Advances. The Borrowers shall, subject to the next succeeding sentence, repay to the Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Advances then outstanding. The Borrowers may, upon not less than 15 days' notice to the Agent, elect (the "Term Loan Election") to convert all of the Advances outstanding on the Termination Date in effect at such time into a term loan which the Borrowers shall repay in full ratably to the Lenders on the Maturity Date; provided that the Term Loan Election may not be exercised if a Default has occurred and is continuing on the date of notice of the Term Loan Election or on the date on which the Term Loan Election is to be effected. All Advances converted into a term loan pursuant to this Section 2.05 shall continue to constitute Advances except that the Borrowers may not reborrow pursuant to
Section 2.01 after all or any portion of such Advances have been prepaid pursuant to Section 2.09.

      SECTION 2.06. Interest on Advances. (a) Scheduled Interest. The Borrowers shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

            (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee, if any, in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

            (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Advance plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee, if any, in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

          (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Agent may, and upon the request of the Required Lenders shall, require the Borrowers to pay interest ("Default Interest") on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or
(a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or
(a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above; provided, however, that following acceleration of the Advances pursuant to
Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Agent.

      SECTION 2.07. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the applicable Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.06(a)(i) or
(ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.06(a)(ii).

      (b) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest

Period, the Agent shall forthwith so notify the applicable Borrower and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

      (c) If any Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify such Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

      (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Advances shall automatically Convert into Base Rate Advances.

      (e) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

      (f) If Telerate Markets Page 3750 is unavailable and fewer than two Reference Banks furnish timely information to the Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances,

            (i) the Agent shall forthwith notify the Borrowers and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

            (ii) with respect to Eurodollar Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

            (iii) the obligation of the Lenders to make Eurodollar Rate Advances or to Convert Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

      SECTION 2.08. Optional Conversion of Advances. Each Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.11, Convert all Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the applicable Borrower.

      SECTION 2.09. Prepayments of Advances. Each Borrower may, upon notice at least two Business Days' prior to the date of such prepayment, in the case of Eurodollar Rate Advances, and not later than 11:00 A.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower giving such notice shall, prepay the outstanding principal amount of the Advances comprising part of the same
Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that
(x) each partial prepayment shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance, such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c).

      SECTION 2.10. Increased Costs. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof, or (ii) the compliance with any guideline or request issued after the date hereof from any central bank or other governmental authority including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances (excluding for purposes of this Section
2.10 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.13 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrowers and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

      (b) If any Lender determines that compliance with any law or regulation or any guideline or request taking effect or issued after the date hereof from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrowers shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrowers and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

      (c) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Borrowers of the circumstances giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the circumstances giving rise to such increased costs or reductions cause such increased costs or reductions to be retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

      SECTION 2.11. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (a) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (b) the obligation of the Lenders to make Eurodollar Rate Advances or to Convert Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

      SECTION 2.12. Payments and Computations. (a) The Borrowers shall make each payment hereunder, irrespective of any right of counterclaim or set-off, not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.10, 2.13 or 9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of a Commitment Increase pursuant to Section 2.17 or an extension of the Termination Date pursuant to Section 2.18, and upon the Agent's receipt of such Lender's Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Increase Date or Extension Date, as the case may be, the Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under any Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

      (b) Each Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of such Borrower's accounts with such Lender any amount so due.

      (c) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

      (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

      (e) Unless the Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the applicable Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

      SECTION 2.13. Taxes. (a) Any and all payments by any Loan Party to or for the account of any Lender or the Agent hereunder or under the Notes or any other documents to be delivered hereunder shall be made, in accordance with Section
2.12 or the applicable provisions of such other documents, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof and excluding such taxes imposed by the United States or the United Kingdom that are payable as of the date such Lender or the

Agent became a party to this Agreement (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or any other documents to be delivered hereunder to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

      (b) In addition, the Borrowers shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or any other documents to be delivered hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes or any other documents to be delivered hereunder (hereinafter referred to as "Other Taxes").

      (c) The Borrowers shall indemnify each Lender and the Agent for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.13) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

      (d) Within 45 days after the date of any payment of Taxes, the applicable Loan Party shall furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Agent. In the case of any payment hereunder or under the Notes or any other documents to be delivered hereunder by or on behalf of any Loan Party (other than OFP) through an account or branch outside the United States or by or on behalf of any Loan Party (other than OFP) by a payor that is not a United States person, if such Loan Party determines that no Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

      (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assumption Agreement or the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by OFI and OCI (but only so long as such Lender remains lawfully able to do so), shall provide each of the Agent OFI and OCI with two original Internal Revenue Service forms W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments made by OFI and OCI pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN or W-8ECI, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to OFI and OCI and shall not be obligated to include in such form or document such confidential information.

      (f) For any period with respect to which a Lender has failed to provide OFI and OCI with the appropriate form, certificate or other document described in Section 2.13(e) (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring subsequent to the date on which a form, certificate or other document originally was required to be provided, or if such form, certificate or other document otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.13(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrowers shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

      (g) In respect of Advances to OFP, each Lender shall designate an Applicable Lending Office that is beneficially entitled to interest under such Advances and that, on the date of this Agreement or (in the case of any Person that becomes a Lender hereunder by means of an assignment) on the date such Lender becomes a party hereto is either (i) within the charge to United Kingdom corporation tax in respect of interest in respect of an advance by a person that was a bank (for the purposes of Section 349 Income and Corporation Taxes Act
1988) at the time the advance was made; or (ii) resident in a country with which the United Kingdom has a double taxation agreement which makes provision for full exemption from United Kingdom taxation on interest payable by OFP pursuant to this Agreement and does not carry on business in the United Kingdom through a permanent establishment with which the payment is effectively connected (each such bank which is so resident being hereinafter in this Section 2.13 referred to as a "Treaty Lender"); or (iii) a company resident in the United Kingdom, or a partnership each member of which is a company resident in the United Kingdom for United Kingdom tax purposes; or (iv) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a branch or agency and which is required to bring into account interest payable to it by OFP pursuant to this Agreement in computing its chargeable profits for the purposes of Section 11(2) of the Income and Corporation Taxes Act 1988. If any Lender does not or ceases to comply with clause (i), (ii), (iii) or (iv) above other than by reason of any change after the date of this Agreement in (or in the interpretation, administration or application of) any law or double taxation agreement or any published practice or concession of any relevant taxing authority, the Borrowers shall not be required to compensate such Lender under
Section 2.13(a) or 2.13(c) for the amount of Taxes imposed by the United Kingdom in consequence. Any Lender to whom clause (ii) above is relevant shall cooperate with OFP in promptly completing any procedural formalities necessary for OFP to obtain authorization to make interest payments without deduction for UK income tax.

      (h) Each Treaty Lender irrevocably appoints the Agent to act as syndicate manager under, and authorizes the Agent to operate, and take any action necessary or desirable under, the PTR Scheme in connection with any Borrowing hereunder. Each Treaty Lender shall cooperate with the Agent in completing any procedural formalities necessary under the PTR Scheme, and shall promptly supply to the Agent such information as the Agent may request in connection with the operation of the PTR Scheme. Each Treaty Lender without limiting the liability of any Borrower under this Agreement, shall, within five Business Days of demand, indemnify the Agent for any liability or loss incurred by the Agent as a result of the Agent acting as syndicate manager under the PTR Scheme in connection with the Treaty Lender's participation in any Borrowing (except to the extent that the liability or loss arises directly from the Agent's gross negligence or willful misconduct). Each Treaty Lender shall, within five Business Days of demand, indemnify each Borrower for any Tax which such Borrower becomes liable to pay in respect of any payments made to such Treaty Lender arising as a result of any incorrect information supplied by such Treaty Lender which results in a provisional authority issued by the UK Inland Revenue under the PTR Scheme being withdrawn. Each Borrower acknowledges that it is fully aware of its contingent obligations under the PTR Scheme and shall (i) promptly inform the Agent of all actions required to be performed by the Agent under the PTR Scheme, (ii) promptly supply to the Agent such information as the Agent may request in connection with the operation of the PTR Scheme; and (iii) act in accordance with any provisional notice issued by the UK Inland Revenue under the PTR Scheme. The Agent agrees to provide, as soon as reasonably practicable, a copy of any provisional authority issued to it under the PTR Scheme in connection with any Borrowing to those Borrowers specified in such provisional authority. Each of the Borrowers, the Treaty Lenders and the Agent acknowledges that the Agent: (i) is entitled to rely completely upon information provided to it in connection with this clause; (ii) is not obliged to undertake any inquiry into the accuracy of such information nor into the status of the Treaty Lender or, as the case may be, Borrower providing such information; and (iii) shall have no liability to any person for the accuracy of any information it submits to the UK Inland Revenue in connection with this clause.

      (i) Any Lender claiming any additional  amounts  payable  pursuant to this
Section 2.13 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

      SECTION 2.14. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.10, 2.13 or 9.04(c)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

      SECTION 2.15. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Advances made to such Borrower. The Borrowers agree that upon notice by any Lender to the Borrowers (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrowers shall promptly execute and deliver to such Lender a Note payable to the order of such Lender in a principal amount up to the Commitment of such Lender.

      (b) The Register maintained by the Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from each Borrower hereunder and each Lender's share thereof.

      (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of any Borrower under this Agreement.

      SECTION 2.16. Use of Proceeds. The proceeds of the Advances shall be available (and each Borrower agrees that it shall use such proceeds) solely for general corporate purposes of the Borrowers and their Subsidiaries.

      SECTION 2.17. Increase in the Aggregate Commitments. (a) The Guarantor may, at any time but in any event not more than once in any calendar year prior to the Termination Date, by notice to the Agent, request that the aggregate amount of the Commitments be increased by an amount of $10,000,000 or an integral multiple thereof (each a "Commitment Increase") to be effective as of a date that is at least 90 days prior to the scheduled Termination Date then in effect (the "Increase Date") as specified in the related notice to the Agent; provided, however that (i) in no event shall the aggregate amount of the Commitments at any time exceed $1,800,000,000 and (ii) on the date of any request by the Guarantor for a Commitment Increase and on the related Increase Date the applicable conditions set forth in Article III shall be satisfied.

      (b) The Agent shall promptly notify the Lenders of a request by the Guarantor for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the "Commitment Date"). Each Lender that is willing to participate in such requested Commitment Increase (each an "Increasing Lender") shall, in its sole discretion, give written notice to the Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment. If the Lenders notify the Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the Guarantor and the Agent.

      (c) Promptly following each Commitment Date, the Agent shall notify the Guarantor as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in any requested Commitment
Increase on any such Commitment Date is less than the requested Commitment Increase, then the Guarantor may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

      (d) On each Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.17(b) (each such Eligible Assignee and each Eligible Assignee that agrees to an extension of the Termination Date in accordance with Section 2.18(c), an "Assuming Lender") shall become a Lender party to this Agreement as of such Increase Date and the Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.17(b)) as of such Increase Date; provided, however, that the Agent shall have received on or before such Increase Date the following, each dated such date:

            (i) (A) certified copies of resolutions of the Board of Directors of each Loan Party or the Executive Committee of such Board approving the Commitment Increase and (B) an opinion of counsel for the Loan Parties (which may be in-house counsel), in substantially the form of Exhibits D-1 and D-2 hereto;

            (ii) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the Guarantor and the Agent (each an "Assumption Agreement"), duly executed by such Eligible Assignee, the Agent and the Guarantor; and

            (iii) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the Guarantor and the Agent.

On each Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.17(d), the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the Loan Parties, on or before 1:00 P.M. (New York City time), by telecopier or telex, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.

      SECTION 2.18. Extension of Termination Date. (a) At least 30 days but not more than 45 days prior to the Termination Date, the Guarantor, by written notice to the Agent, may request an extension of the

Termination Date in effect at such time by 364 days from its then scheduled expiration; provided, however, that the Borrowers shall not have made the Term Loan Election for Advances outstanding on such Termination Date prior to such time. The Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, not later than 20 days prior to the Termination Date, notify the Guarantor and the Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Agent and the Guarantor in writing of its consent to any such request for extension of the Termination Date at least 20 days prior to the Termination Date, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Agent shall notify the Guarantor not later than 15 days prior to the Termination Date of the decision of the Lenders regarding the Guarantor's request for an extension of the Termination Date.

      (b) If all the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.18, the Termination Date in effect at such time shall, effective as at the Termination Date (the "Extension Date"), be extended for 364 days; provided that on each Extension Date the applicable conditions set forth in Article III shall be satisfied. If less than all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.18, the Termination Date in effect at such time shall, effective as at the applicable Extension Date and subject to subsection
(d) of this Section 2.18, be extended as to those Lenders that so consented (each a "Consenting Lender") but shall not be extended as to any other Lender (each a "Non-Consenting Lender"). To the extent that the Termination Date is not extended as to any Lender pursuant to this Section 2.18 and the Commitment of such Lender is not assumed in accordance with subsection (c) of this Section
2.18 on or prior to the applicable Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Termination Date without any further notice or other action by the Guarantor, such Lender or any other Person and the Borrower s shall immediately repay all Advances and other amounts owing to such Non-Consenting Lender hereunder; provided that such Non-Consenting Lender's rights under Sections 2.10, 2.13 and 9.04, and its obligations under Section 8.05, shall survive the Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Guarantor for any requested extension of the Termination Date.

      (c) If less than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.18, the Agent shall promptly so notify the Consenting Lenders, and each Consenting Lender may, in its sole discretion, give written notice to the Agent not later than 10 days prior to the Termination Date of the amount of the Non-Consenting Lenders' Commitments for which it is willing to accept an assignment. If the Consenting Lenders notify the Agent that they are willing to accept assignments of Commitments in an aggregate amount that exceeds the amount of the Commitments of the Non-Consenting Lenders, such Commitments shall be allocated among the Consenting Lenders willing to accept such assignments in such amounts as are agreed between the Guarantor and the Agent. If after giving effect to the assignments of Commitments described above there remain any Commitments of Non-Consenting Lenders, the Guarantor may arrange for one or more Consenting Lenders or other Eligible Assignees as Assuming Lenders to assume, effective as of the Extension Date, any Non-Consenting Lender's Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $10,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $10,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:

            (i) any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Advances, if any, of such Non-Consenting Lender plus (B) any accrued but unpaid facility fees owing to such Non-Consenting Lender as of the effective date of such assignment, in each case, to the extent of such assignment;

            (ii) all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

            (iii) with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 9.07(a) for such assignment shall have been paid;

provided further that such  Non-Consenting  Lender's rights under Sections 2.10,
2.13 and 9.04, and its obligations under Section 8.05, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to any Extension Date or such later date as the Agent may agree, (A) each such Assuming Lender, if any, shall have delivered to the Guarantor and the Agent an Assumption Agreement, duly executed by such Assuming Lender, such Non-Consenting Lender, the Guarantor and the Agent, (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Guarantor and the Agent as to the increase in the amount of its Commitment and (C) each Non-Consenting Lender being replaced pursuant to this Section 2.18 shall have delivered to the Agent any Note or Notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses
(i), (ii) and (iii) of the immediately preceding sentence, each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

      (d) If (after giving effect to any assignments or assumptions pursuant to subsection (c) of this Section 2.18) Lenders having Commitments equal to at least 50% of the Commitments in effect immediately prior to the Extension Date consent in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Agent shall so notify the Guarantor, and, subject to the satisfaction of the applicable conditions in Article III, the Termination Date then in effect shall be extended for the additional 364-day period as described in subsection (a) of this Section 2.18, and all references in this Agreement, and in the Notes, if any, to the "Termination Date" shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Termination Date as so extended. Promptly following each Extension Date, the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

      SECTION  3.01.  Conditions  Precedent to  Effectiveness  of Section  2.01.
Section 2.01 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

            (a) There shall have occurred no Material Adverse Change since December 31, 2002.

            (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Guarantor or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 3.01(b) hereto (the "Disclosed Litigation") or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby, and there shall have been no adverse change in the status, or financial effect on the Guarantor or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(b) hereto.

            (c) Nothing shall have come to the attention of the Lenders during the course of their due diligence investigation to lead them to believe that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect; without limiting the generality of the foregoing, the Lenders shall have been given such access to the management, records, books of account, contracts and properties of the Guarantor and its Subsidiaries as they shall have requested.

      (d) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

      (e) The Borrowers shall have notified each Lender and the Agent in writing as to the proposed Effective Date.

      (f) The Borrowers shall have paid all accrued fees and expenses of the Agent and the Lenders (including the accrued fees and expenses of counsel to the Agent).

      (g) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Guarantor, dated the Effective Date, stating that:

            (i) The representations and warranties contained in Section 4.01 are correct on and as of the Effective Date, and

            (ii) No event has occurred and is continuing that constitutes a Default.

      (h) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

            (i) The Notes to the order of the Lenders to the extent requested by any Lender pursuant to Section 2.15.

            (ii) Certified copies of the resolutions of the Board of Directors of each Loan Party approving this Agreement and the Notes to which it is a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes to which it is a party.

            (iii) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign this Agreement and the Notes to which it is a party and the other documents to be delivered by it hereunder.

            (iv) A favorable opinion of Dewey Ballantine LLP, New York counsel for the Loan Parties, and MacFarlanes, English counsel for OFP, substantially in the form of Exhibits D-1 and D-2 hereto, respectively, and as to such other matters as any Lender through the Agent may reasonably request.

            (v) A favorable opinion of Shearman & Sterling LLP, counsel for the Agent, in form and substance satisfactory to the Agent.

      SECTION 3.02. Conditions Precedent to Each Borrowing, Commitment Increase and Extension Date. The obligation of each Lender to make an Advance on the occasion of each Borrowing, each Commitment Increase and each extension of Commitments pursuant to Section 2.18 shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing, such Increase Date or such extension date (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, request for Commitment Increase, request for Commitment Extension and the acceptance by a Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Borrowing, such Increase Date or such extension date such statements are true):

            (i) the representations and warranties contained in Section 4.01 (except, in the case of a Borrowing, the representations set forth in the last sentence of subsection (e) thereof and in subsection (f)(i) thereof) are correct on and as of such date, before and after giving effect to such Borrowing, such Commitment Increase or such extension and to the application of the proceeds therefrom, as though made on and as of such date, and

            (ii) no event has occurred and is continuing, or would result from such Borrowing, such Commitment Increase or such extension or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

      SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrowers, by notice to the Lenders, designate as the proposed Effective Date, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.01. Representations and Warranties of the Guarantor. The Guarantor represents and warrants as follows:

            (a) Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

            (b) The execution, delivery and performance by each Loan Party of this Agreement and the Notes to be delivered by it, and the consummation of the transactions contemplated hereby, are within the such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the such Loan Party's charter or by-laws or other organizational documents or (ii) law or any contractual restriction binding on or affecting any Loan Party.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the any Loan Party of this Agreement or the Notes to be delivered by it.

            (d) This Agreement has been, and each of the Notes to be delivered by it when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto enforceable against such Loan Party in accordance with their respective terms.

            (e)  The  Consolidated  balance  sheet  of  the  Guarantor  and  its
      Subsidiaries as at December 31, 2002, and the related Consolidated statements of income and cash flows of the Guarantor and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of KPMG LLP, independent public accountants, and the Consolidated balance sheet of the Guarantor and its Subsidiaries as at June 30, 2003, and the related Consolidated statements of income and cash flows of the Guarantor and its Subsidiaries for the six months then ended, duly certified by the chief financial officer of the Guarantor, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at June 30, 2003, and said statements of income and cash flows for the six months then ended, to year-end audit adjustments, the Consolidated financial condition of the Guarantor and its Subsidiaries as at such dates and the Consolidated results of the operations of the Guarantor and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Since December 31, 2002, there has been no Material Adverse Change.

            (f) There is no pending or, to the knowledge of the Guarantor, threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Guarantor or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation), and there has been no adverse change in the status, or financial effect on the Guarantor or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(b) hereto or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

            (g) No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

            (h)  No  Loan  Party  is  an  "investment  company",  or  a  company
      "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

            (i) All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of any Loan Party in writing to any Lender (including, without limitation, all information contained in this Agreement) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such Loan Party in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and does not or will not omit to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

                                    ARTICLE V

                           COVENANTS OF THE GUARANTOR

      SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Guarantor will:

            (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws except, in each case, to the extent that failure to comply would not reasonably be expected to have a Material Adverse Effect.

            (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Guarantor nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

            (c) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Guarantor or such Subsidiary operates.

            (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Guarantor and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(b) and provided further that neither the Guarantor nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of the Guarantor or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Guarantor or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Guarantor, such Subsidiary or the Lenders.

            (e) Visitation Rights. At any reasonable time and from time to time, permit the Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Guarantor and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Guarantor and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

            (f) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Guarantor and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

            (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

            (h) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Guarantor or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

            (i) Reporting Requirements. Furnish to the Lenders:

                  (i) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Guarantor, the Consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Guarantor and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer of the Guarantor as having been prepared in accordance with generally accepted accounting principles and certificates of the chief financial officer of the Guarantor as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Guarantor shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

                  (ii) as soon as  available  and in any  event  within  95 days after the end of each fiscal year of the Guarantor, a copy of the annual audit report for such year for the Guarantor and its Subsidiaries, containing the Consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Guarantor and its Subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Required Lenders by KPMG LLP or other  independent  public  accountants  acceptable  to the Required
            Lenders and certificates of the chief financial officer of the Guarantor as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Guarantor shall also provide, if necessary for the determination of compliance with
            Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

                  (iii) as soon as  possible  and in any event  within five days after any senior officer of the Guarantor or a Borrower becomes aware or should have become aware of the occurrence of any Default, the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Guarantor setting forth details of such Default and the action that the Guarantor has taken and proposes to take with respect thereto;

                  (iv) promptly after the sending or filing  thereof,  copies of all reports that the Guarantor sends to any of its securityholders, and copies of all reports and registration statements that the Guarantor or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                  (v) promptly  after the  commencement  thereof,  notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Guarantor or any of its Subsidiaries of the type described in Section 4.01(f); and

                  (vi) such other information respecting the Guarantor or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

            Reports and financial statements required to be delivered by the Guarantor pursuant to paragraphs (i), (ii), (iv) and (v) of this Section 5.01(i) shall be deemed to have been delivered on the date on which it posts such reports, or reports containing such financial statements, on its website on the Internet at www.omnicomgroup.com or when such reports, or reports containing such financial statements are posted on the SEC's website at www.sec.gov; provided that it shall deliver notice that such reports and financial statements are so available and shall deliver paper copies of the reports and financial statements referred to in paragraphs
      (i), (ii), (iv) and (v) of this Section 5.01(i) to the Agent or any Lender who requests it to deliver such paper copies until written notice to cease delivering paper copies is given by the Agent or such Lender.

      SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Guarantor will not:

            (a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

                  (i) Permitted Liens,

                  (ii) purchase money Liens upon or in any real property or equipment acquired or held by the Guarantor or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired and fixed improvements thereon or accessions thereto, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced,

                  (iii) the Liens  existing on the Effective  Date and described on Schedule 5.02(a) hereto,

                  (iv) Liens on property  of a Person  existing at the time such
            Person is merged into or consolidated with the Guarantor or any Subsidiary of the Guarantor or becomes a Subsidiary of the
            Guarantor; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with the Guarantor or such Subsidiary or acquired by the Guarantor or such Subsidiary,

                  (v) Liens securing Debt permitted by Section 5.02(d)(vii),

                  (vi) Liens granted by  Subsidiaries  of the  Guarantor  (other than the Borrowers) to secure Debt permitted by Section 5.02(d)(iv), and

                  (vii) other Liens securing  Debt,  provided that the aggregate principal amount of such secured Debt shall not exceed 15% of the Consolidated net worth of the Guarantor and its Subsidiaries at any time.

            (b) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of the Borrowers to do so.

            (c) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles.

            (d) Subsidiary Debt. Permit any of its Subsidiaries to create or suffer to exist, any Debt other than:

                  (i) Debt  existing  on the  Effective  Date and  described  on
            Schedule 5.02(d) hereto (the "Existing Debt"), and any Debt extending the maturity of, or refunding or refinancing, in whole or in part, the Existing Debt, provided that the principal amount of such Existing Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing plus any capitalized fees incurred in connection therewith, and the direct and contingent obligors therefor shall not be changed (other than to release any contingent obligor), as a result of or in connection with such extension, refunding or refinancing,

                  (ii) accrued expenses and trade payables incurred in the ordinary course of business, and obligations under trade letters of credit incurred in the ordinary course of business, which are to be repaid in full not more than one year after the date on which such Debt is originally incurred to finance the purchase of goods by such Subsidiary,

                  (iii) obligations under letters of credit or surety bonds incurred in the ordinary course of business in support of obligations incurred in connection with leases, worker's compensation, unemployment insurance and other social security legislation,

                  (iv) Debt owed to the Guarantor or to a wholly owned Subsidiary of the Guarantor,

                  (v) Debt of the Borrowers,

                  (vi) other Debt of Subsidiaries of the Guarantor which are not organized under the laws of the United States of America, a State of the United States of America or the District of Columbia and substantially all of whose assets and business are located or conducted outside the United States of America,

                  (vii) Debt of a Person existing at the time such Person is merged into or consolidated with the Guarantor or any Subsidiary of the Guarantor or becomes a Subsidiary of the Guarantor; provided that such Debt was not created in contemplation of such merger, consolidation or acquisition, provided further that the aggregate principal amount of the Debt referred to in this clause (iv) shall not exceed $50,000,000 at any time outstanding,

                  (viii) (x) Debt consisting of any guaranty made by any Subsidiary of the Guarantor in respect of Debt of any Loan Party, provided that such Subsidiary shall have entered into a guaranty of the Debt of the Guarantor under this Agreement in form and substance reasonably satisfactory to the Required Lenders and (y) Debt constituting guaranties of the Debt of the Guarantor under this Agreement, and

                  (ix) indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

            (e) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof and other reasonably related businesses or businesses reasonably incidental thereto.

            (f)  Payment  Restrictions  Affecting   Subsidiaries.   Directly  or
      indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability or any of its Subsidiaries to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Guarantor or any of its Subsidiaries, or pay any Debt owed to the Guarantor or any of its Subsidiaries, (ii) make loans or advances to the Guarantor or (iii) transfer any of its properties or assets to the Guarantor, except for such agreements or arrangements existing under or by reason of (x) applicable law, (y) this Agreement and (z) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Subsidiary of the Guarantor.

      SECTION 5.03. Financial Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Guarantor will:

            (a) Leverage Ratio. Maintain a ratio of Consolidated Debt for Borrowed Money of the Guarantor and its Subsidiaries to Consolidated EBITDA of the Guarantor and its Subsidiaries for the four quarters most recently ended of not greater than 3.0 to 1.

            (b) Interest Coverage Ratio. Maintain a ratio of Consolidated EBITDA of the Guarantor and its Subsidiaries for the four quarters most recently ended to interest payable on, and amortization of debt discount in respect of, all Debt during such period by the Guarantor and its Subsidiaries of not less than 5.0 to 1.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

      SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

            (a) Any Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or any Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Note within three Business Days after the same becomes due and payable; or

            (b) Any representation or warranty made by the Guarantor herein or by any Loan Party (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

            (c) (i) The Guarantor shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d), (e), (h) or (i), 5.02 or 5.03, or (ii) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Guarantor by the Agent or any Lender; or

            (d) The Guarantor or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $60,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Guarantor or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

            (e) The Guarantor or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Guarantor or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Guarantor or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

            (f) Judgments or orders for the payment of money in excess of $60,000,000 in the aggregate shall be rendered against the Guarantor or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(f) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least "A" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

            (g) (i) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Guarantor (or other securities convertible into such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of the Guarantor; or
      (ii) during any period of up to 12 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 12-month period were directors of the Guarantor shall cease for any reason to constitute a majority of the board of directors of the Guarantor; or
      (iii) the Guarantor shall cease for any reason to own, directly or indirectly, 100% of the Voting Stock of each of the Borrowers; or

            (h) Any material provision of the Guaranty shall cease to be valid and binding on or enforceable against the Guarantor, or the Guarantor shall so state in writing; or

            (i) The Guarantor or any of its ERISA Affiliates shall incur, or shall be reasonably likely to incur liability in excess of $60,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Guarantor or any of its ERISA Affiliates from a Multiemployer Plan; or
      (iii) the reorganization or termination of a Multiemployer Plan;

      then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

                                   ARTICLE VII

                                    GUARANTY

      SECTION 7.01. Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all obligations of each other Loan Party now or hereafter existing under or in respect of the this Agreement and the Notes (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of outside counsel and the allocated costs and expenses of in-house counsel) incurred by the Agent or any Lender in enforcing any rights under this Agreement. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to the Agent or any Lender under or in respect of this Agreement and the Notes but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

      SECTION 7.02. Guaranty Absolute . The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto. This Guaranty is an absolute and unconditional guaranty of payment when due, and not of collection, by the Guarantor of the Guaranteed Obligations. The obligations of the Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Loan Party under or in respect of this Agreement and the Notes, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any Borrower or whether any Borrower is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

            (a) any lack of validity or enforceability of any provision of this Agreement or any Note or any agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Borrower under or in respect of this Agreement or the Notes, or any other amendment or waiver of or any consent to departure from this Agreement or the Notes, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Borrower or any of its Subsidiaries or otherwise;

            (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

            (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any Loan Party under this Agreement or the Notes or any other assets of any Borrower or any of its Subsidiaries;

            (e) any change, restructuring or termination of the corporate structure or existence of any Borrower or any of its Subsidiaries;

            (f) any failure of the Agent or any Lender to disclose to the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower now or hereafter known to the Agent or such Lender (the Guarantor waiving any duty on the part of the Agent and the Lenders to disclose such information);

            (g) the failure of any other Person to execute or deliver any other guaranty or agreement or the release or reduction of liability of the Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

            (h) any  other  circumstance  (including,  without  limitation,  any statute of limitations) or any existence of or reliance on any representation by the Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent or any Lender or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

      SECTION 7.03. Waivers and Acknowledgments. (a) The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any collateral.

            (b) The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

            (c) The Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Agent or any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Guarantor or other rights of the Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of the Guarantor hereunder.

            (d) The Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Agent or any Lender to disclose to the Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by the Agent or such Lender.

            (e) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waivers set forth in Section 7.02 and this
      Section 7.03 are knowingly made in contemplation of such benefits.

      SECTION 7.04. Subrogation. The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under or in respect of this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or any Lender against any Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitments shall have expired or been terminated. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, such amount shall be received and held in trust for the benefit of Agent and the Lenders, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If
(i) the Guarantor shall make payment to the Agent or any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and (iii) the Termination Date shall have occurred with respect to all Lenders, the Agent and the Lenders will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the Guarantor pursuant to this Guaranty.

      SECTION 7.05. Subordination. The Guarantor hereby subordinates any and all debts, liabilities and other obligations owed to the Guarantor by each other Loan Party (the "Subordinated Obligations") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.05:

            (a) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, the Guarantor agrees that the Agent and the Lenders shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("Post Petition Interest")) before the Guarantor receives payment of any Subordinated Obligations.

            (b) Turn-Over. After the occurrence and during the continuance of any Event of Default under Section 6.01(e), the Guarantor shall, if the Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Agent and the Lenders and deliver such payments to the Agent on account of the Guaranteed
      Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

            (c) Agent Authorization. After the occurrence and during the continuance of any Event of Default under Section 6.01(e), the Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of the Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require the Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

      SECTION 7.06. Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agent and the Lenders and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as and to the extent provided in Section 9.07. The Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of each of the Lenders.

                                  ARTICLE VIII

                                    THE AGENT

      SECTION 8.01. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement.

      SECTION 8.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assumption Agreement entered into by an Assuming Lender as provided in Section 2.17 or an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for the Loan Parties), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of this Agreement on the part of any Loan Party or the existence at any time of any Default or to inspect the property (including the books and records) of any Loan Party; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

      SECTION 8.03. Citibank and Affiliates. With respect to its Commitment, the Advances made by it and any Note issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Guarantor, any of its Subsidiaries and any Person who may do business with or own securities of the Guarantor or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders. The Agent shall have no duty to disclose information obtained or received by it or any of its Affiliates relating to the Guarantor or its Subsidiaries to the extent such information was obtained or received in any capacity other than as Agent.

      SECTION 8.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

      SECTION 8.05. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective principal amounts of the Advances then owed to each of them (or if no Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement (collectively, the "Indemnified Costs"), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrowers. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.

      SECTION 8.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent from among the Lenders with the consent, so long as no Event of Default has occurred and is continuing, of the Guarantor, which consent will not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender that is a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

      SECTION 8.07. Other Agents. Each Lender hereby acknowledges that neither the documentation agent nor any other Lender designated as any "Agent" on the signature pages hereof (other than the Agent) has any liability hereunder other than in its capacity as a Lender.

                                   ARTICLE IX

                                  MISCELLANEOUS

      SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitments of the Lenders, (c) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, (f) reduce or limit the obligations of the Guarantor under Section
7.01 or release the Guarantor or otherwise limit the Guarantor's liability with respect to the obligations owing to the Agent and the Lenders under Article VII or (g) amend this Section 9.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

      SECTION 9.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be either (x) in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, or (y) as and to the extent set forth in Section 9.02(b) and (c), if to Loan Parties, at the address of the Guarantor at One East Weaver Street, Greenwich, Connecticut 06831, Attention: Eric Huttner; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Two Penns Way, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department; or, as to any Loan Party or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Agent pursuant to Article II, III or VIII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

      (b) So long as Citibank or any of its Affiliates is the Agent, materials required to be delivered pursuant to Section 5.01(i)(i), (ii), (iv) and (v) may be delivered to the Agent in an electronic medium in a format acceptable to the Agent and the Lenders by e-mail at oploanswebadmin@citigroup.com. The Guarantor agrees that the Agent may make such materials, as well as any other written information, documents, instruments and other material relating to the Guarantor, any of its Subsidiaries or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby (collectively, the "Communications") available to the Lenders by posting such notices on Intralinks, "e-Disclosure", the Agent's internet delivery system that is part of Fixed Income Direct, Global Fixed Income's primary web portal, or a
substantially   similar  electronic  system  (the

"Platform"). The Guarantor acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent or any of its Affiliates in connection with the Platform.

      (c) Each Lender agrees that notice to it (as provided in the next sentence) (a "Notice") specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that if requested by any Lender the Agent shall deliver a copy of the Communications to such Lender by email or telecopier. Each Lender agrees (i) to notify the Agent in writing of such Lender's e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

      SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 9.04. Costs and Expenses. (a) The Borrowers agree to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this
Agreement,  the  Notes  and  the  other  documents  to be  delivered  hereunder, including,  without limitation,  (A) all due diligence,  syndication  (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Borrowers further agree to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable fees and expenses of outside counsel and the allocated costs and expenses of in-house counsel), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 9.04(a).

      (b) The Borrowers agree to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of hazardous materials on any property of the Guarantor or any of its Subsidiaries or any Environmental Action relating in any way to the Guarantor or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, equityholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Loan Parties also agree not to assert any claim for special, indirect, consequential or punitive damages against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

      (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by any Borrower to or for the account of a Lender (i) other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.07, 2.09 or 2.11, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Guarantor pursuant to Section 9.07(a) or (ii) as a result of a payment or Conversion pursuant to Section 2.07, 2.09 or 2.11, the Borrower of such Advance shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

      (d) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Sections 2.10, 2.13 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

      SECTION 9.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement and any Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the applicable Loan Party after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

      SECTION 9.06. Binding Effect. This Agreement shall become effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by each Loan Party and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, the Agent and each Lender and their respective successors and assigns, except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of each of the Lenders.

      SECTION 9.07. Assignments and Participations. (a) Each Lender may and, if demanded by the Guarantor (following a demand by such Lender pursuant to Section
2.10 or 2.13) upon at least five Business Days' notice to such Lender and the Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof unless the Guarantor and the Agent otherwise agree, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Guarantor pursuant to this Section 9.07(a) shall be arranged by the Guarantor after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Guarantor pursuant to this Section 9.07(a) unless and until such Lender shall have received one or more payments from either the Borrowers or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement and (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,500, payable by the parties to each such assignment, provided, however, that in the case of each assignment made as a result of a demand by the Guarantor, such recordation fee shall be payable by the Guarantor except that no such recordation fee shall be payable in the case of an assignment made at the request of the Guarantor to an Eligible Assignee that is an existing Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Section 2.10, 2.13 and 9.04 to the extent any claim thereunder relates to an event arising prior such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

      (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

      (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers.

      (d) The Agent shall maintain at its address referred to in Section 9.02 a copy of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each Loan Party, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Loan Party or any Lender at any reasonable time and from time to time upon reasonable prior notice.

      (e) Each Lender may sell participations to one or more banks or other entities (other than the Guarantor or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement

(including, without limitation, all or a portion of its Commitment, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and
(v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or reduce or limit the obligations of the Guarantor under Section 7.01 or release the Guarantor from its obligations under Article VII.

      (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Guarantor furnished to such Lender by or on behalf of the Guarantor; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Guarantor received by it from such Lender.

      (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

      SECTION 9.08. Confidentiality. Neither the Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of the Guarantor, other than (a) to the Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 9.07(f), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking and (d) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder. Notwithstanding anything herein to the contrary, the Guarantor, the Borrowers, the Agent and the Lenders may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Guarantor, the Borrower, the Agent or any Lender relating to such U.S. tax treatment and tax structure.

      SECTION 9.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

      SECTION 9.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

      SECTION 9.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Loan Parties hereby agree that service of process in any such action or proceeding brought in the any such New York State court or in such federal court may be made upon the

Guarantor at its offices at One East Weaver Street, Greenwich, Connecticut 06831
Attention: General Counsel and the Loan Parties hereby irrevocably appoint the Guarantor its authorized agent to accept such service of process, and agrees that the failure of the Guarantor to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each Loan Party hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to such Loan Party at its address specified pursuant to Section 9.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

      (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      SECTION 9.12. Waiver of Jury Trial. Each of the Loan Parties, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    OMNICOM FINANCE INC., as Borrower

                                    By /s/ Dennis E. Hewitt
                                       ------------------------------------
                                       Title: Treasurer

                                    OMNICOM CAPITAL INC., as Borrower

                                    By /s/ Dennis E. Hewitt
                                       ------------------------------------
                                       Title: President & CEO

                                    OMNICOM FINANCE PLC., as Borrower

                                    By /s/ Dennis E. Hewitt
                                       ------------------------------------
                                       Title: Director

                                    By /s/ Stephen Medhurst
                                       ------------------------------------
                                       Title: Director

                                    OMNICOM GROUP INC., as Guarantor

                                    By /s/ Dennis E. Hewitt
                                       ------------------------------------
                                       Title: Treasurer

                                    CITIBANK, N.A., as Agent

                                    By /s/ Carolyn A. Kee
                                       ------------------------------------
                                       Title: Vice President

                                 Initial Lenders

Commitment

$100,000,000                        CITIBANK, N.A.

                                    By /s/ Carolyn A. Kee
                                       ------------------------------------
                                       Title: Vice President

                              Co-Syndication Agents

$100,000,000                        JPMORGAN CHASE BANK

                                    By /s/ James L. Stone
                                       ------------------------------------
                                       Title: Managing Director

$100,000,000                        HSBC BANK USA

                                    By /s/ Johan Sorensson
                                       ------------------------------------
                                       Title: First Vice President

$100,000,000                        WACHOVIA BANK, NATIONAL ASSOCIATION

                                    By /s/ Daniel Evans
                                       ------------------------------------
                                       Title: Managing Director

                             Senior Managing Agents

$75,000,000                         ABN AMRO BANK N.V.

                                    By /s/ David Carrington
                                       ------------------------------------
                                       Title: Director

                                    By /s/ Richard R. Stone
                                       ------------------------------------
                                       Title: Assistant Vice President

$75,000,000                         SUMITOMO MITSUI BANKING CORPORATION

                                    By /s/ Robert H. Riley, III
                                       ------------------------------------
                                       Title: Senior Vice President

$70,000,000                         BARCLAYS BANK PLC

                                    By /s/ Nicholas Bell
                                       ------------------------------------
                                       Title: Director

$50,000,000                         SOCIETE GENERALE

                                    By /s/ Elaine Khalil
                                       ------------------------------------
                                       Title: Director

                                 Managing Agents

$50,000,000                         BANK OF AMERICA, N.A.

                                    By /s/ John E. Williams
                                       ------------------------------------
                                       Title: Managing Director

$50,000,000                         FLEET NATIONAL BANK

                                    By /s/ Thomas Levy
                                       ------------------------------------
                                       Title: Senior Vice President

$50,000,000                         PNC BANK, NATIONAL ASSOCIATION

                                    By /s/ Donald V. Davis
                                       ------------------------------------
                                       Title: Vice President

$40,000,000                         THE BANK OF NOVA SCOTIA

                                    By /s/ Todd S. Meller
                                       ------------------------------------
                                       Title: Managing Director

                                    SCOTIABANK EUROPE PLC

                                    By /s/ Lorraine Ruckstuhl
                                       ------------------------------------
                                       Title: Director

$40,000,000                         SANPAOLO IMI S.p.A.

                                    By /s/ Cathy Leese
                                       ------------------------------------
                                       Title: Vice President

                                    By /s/ Renato Carduccci
                                       ------------------------------------
                                       Title: General Manager

$40,000,000                         WELLS FARGO BANK

                                    By /s/ Caroline Gates
                                       ------------------------------------
                                       Title: Vice President

$25,000,000                         DANSKE BANK

                                    By /s/ Henrik Jensen
                                       ------------------------------------
                                       Title: Vice President

                                    By /s/ Dennis Shugrue
                                       ------------------------------------
                                       Title: Vice President

$25,000,000                         FORTIS

                                    By /s/ Kathlan Delathauwer
                                       ------------------------------------
                                       Title: Vice President

                                    By /s/ Helik Raison
                                       ------------------------------------
                                       Title: Vice President

                                     Lenders

$35,000,000                         BANK ONE, NA

                                    By /s/ Ronald Edwards
                                       ------------------------------------
                                       Title: Director/Senior Underwriter

$30,000,000                         BANCO BILBAO VIZCAYA ARGENTARIA

                                    By /s/ Anne-Maure Sarfati
                                       ------------------------------------
                                       Title: Vice President

                                    By /s/ Philip Paddack
                                       ------------------------------------
                                       Title: Senior Vice President

$30,000,000                         THE NORTHERN TRUST COMPANY

                                    By /s/ Ashish Bhagwat
                                       ------------------------------------
                                       Title: Vice President

$25,000,000                         ALLIED IRISH BANKS, PLC

                                    By /s/ Michael Barry
                                       ------------------------------------
                                       Title: Senior Manager

$25,000,000                         BANCA POPOLARE DI BERGAMO

                                    By /s/ Guido Lupini
                                       ------------------------------------
                                       Title: General Manager

                                    By /s/ Carlo Re
                                       ------------------------------------
                                       Title: Senior Manager

$25,000,000                         NORDEA BANK FINLAND PLC

                                    By /s/ Henrik Steffensen
                                       ------------------------------------
                                       Title: First Vice President

                                    By /s/ Gerald Chelius
                                       ------------------------------------
                                       Title: Senior Vice President

$25,000,000                         U.S. BANK NATIONAL ASSOCIATION

                                    By /s/ Robert A. Flosbach
                                       ------------------------------------
                                       Title: Senior Vice President

$15,000,000                         FIFTH THIRD BANK

                                    By /s/ Ann Pierson
                                       ------------------------------------
                                       Title: AVP

$1,200,000,000 Total of the Commitments

                                                                      SCHEDULE I
                                                                   OMNICOM GROUP
                                                        364-DAY CREDIT AGREEMENT
                                                      APPLICABLE LENDING OFFICES

----------------------------------------------------------------------------------------------------------------------
           Name of Initial Lender                   Domestic Lending Office             Eurodollar Lending Office
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
ABN Amro Bank N.V.                            208 South LaSalle Street              208 South LaSalle Street
                                              Suite 1500                            Suite 1500
                                              Chicago, IL 60604                     Chicago, IL 60604
                                              Attn:  Steven Smagur                  Attn:  Steven Smagur
                                              F: 312 992-5111                       F: 312 992-5111
----------------------------------------------------------------------------------------------------------------------
Allied Irish Banks, PLC                       Business Support Unit                 Business Support Unit
                                              Bankcentre                            Bankcentre
                                              Ballsbridge Dublin 4                  Ballsbridge Dublin 4
                                              Ireland                               Ireland
                                              Attn: Antoinette Dunleavy             Attn: Antoinette Dunleavy
                                              T: 44 207 726-8734                    T: 44 207 726-8734
                                              F: 44 207 726-8735                    F: 44 207 726-8735
----------------------------------------------------------------------------------------------------------------------
Banca Popolare di Bergamo                     Via Don Luigi Palazzolo 71            Via Don Luigi Palazzolo 71
                                              24122-Bergamo                         24122-Bergamo
                                              Italy                                 Italy
                                              T: 39 35 392 302/568                  T: 39 35 392 302/568
                                              F: 39 35 392 393                      F: 39 35 392 393
----------------------------------------------------------------------------------------------------------------------
Banco Bilbao Vizcaya Argentaria               1345 Avenue of the Americas           1345 Avenue of the Americas
                                              45th Floor                            45th Floor
                                              New York, NY 10105                    New York, NY 10105
                                              Attn: Hector Villegas                 Attn: Hector Villegas
                                              T: 212 728-1513                       T: 212 728-1513
                                              F: 212 333-2904                       F: 212 333-2904
----------------------------------------------------------------------------------------------------------------------
Bank of America, N.A.                         100 North Tryon Street                100 North Tryon Street
                                              NC1-007-17-15                         NC1-007-17-15
                                              Charlotte, NC  28255                  Charlotte, NC 28255
                                              Attn:  Laura Clark                    Attn:  Laura Clark
                                              T: 704 388-6415                       T: 704 388-6415
                                              F: 704 388-0960                       F: 704 388-0960
----------------------------------------------------------------------------------------------------------------------
Bank One, NA                                  1 Bank One Plaza                      1 Bank One Plaza
                                              Suite IL1-0010                        Suite IL1-0010
                                              Chicago, IL 60670                     Chicago, IL 60670
                                              Attn: Kenneth Fecko                   Attn: Kenneth Fecko
                                              T: 312 385-7032                       T: 312 385-7032
                                              F: 312 385-7096                       F: 312 385-7096
----------------------------------------------------------------------------------------------------------------------
The Bank of Nova Scotia                       1 Liberty Plaza, 24th Floor           1 Liberty Plaza, 24th Floor
                                              New York, NY 10006                    New York, NY 10006
                                              Attn: Victor Chevallier               Attn: Victor Chevallier
                                              T: 212 225-5064                       T: 212 225-5064
                                              F: 212 225-5145                       F: 212 225-5145
----------------------------------------------------------------------------------------------------------------------
Barclays Bank plc                             200 Park Avenue                       200 Park Avenue
                                              New York, NY 10163                    New York, NY 10163
                                              Attn: Eddie Cotto                     Attn: Eddie Cotto
                                              T: 212 412 3710                       T: 212 412 3710
                                              F: 212 412 5306                       F: 212 412-5306
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Citibank, N.A.                                Two Penns Way                         Two Penns Way
                                              New Castle, DE  19720                 New Castle, DE  19720
                                              Attn: Timothy Smith                   Attn: Timothy Smith
                                              T: 302 894-6059                       T: 302 894-6059
                                              F: 212 994-0961                       F: 212 994-0961
----------------------------------------------------------------------------------------------------------------------
Danske Bank                                   299 Park Avenue, 14th Floor           299 Park Avenue, 14th Floor
                                              New York, NY  10171                   New York, NY  10171
                                              Attn: Joseph Brandariz                Attn: Joseph Brandariz
                                              T: 212 984-8430                       T: 212 984-8430
                                              F: 212 984-9570                       F: 212 984-9570
----------------------------------------------------------------------------------------------------------------------
Fifth Third Bank                              38 Fountain Square                    38 Fountain Square
                                              Cincinnati, OH                        Cincinnati, OH
                                              Attn: Ann Pierson                     Attn: Ann Pierson
                                              T: 513 534-5295                       T: 513 534-5295
                                              F: 513 534-5947                       F: 513 534-5947
----------------------------------------------------------------------------------------------------------------------
Fleet National Bank                           1185 Avenue of the Americas           1185 Avenue of the Americas
                                              New York, NY  10036                   New York, NY  10036
                                              Attn: Delores Jones                   Attn: Delores Jones
                                              T: 212 819-5752                       T: 212 819-5752
                                              F: 212 819-4107                       F: 212 819-4107
----------------------------------------------------------------------------------------------------------------------
Fortis Capital Corp.                          301 Tresser Blvd.                     301 Tresser Blvd.
                                              9th Floor                             9th Floor
                                              Stamford, CT 06901                    Stamford, CT 06901
                                              Attn: Hui Wang                        Attn: Hui Wang
                                              T: 203 705-5758                       T: 203 705-5758
                                              F: 203 705-5899                       F: 203 705-5899
----------------------------------------------------------------------------------------------------------------------
HSBC Bank USA                                 One HSBC Center 26th Floor            One HSBC Center 26th Floor
                                              Buffalo, NY  14203                    Buffalo, NY  14203
                                              Attn: Donna L. Riley                  Attn: Donna L. Riley
                                              T: 716 841-4178                       T: 716 841-4178
                                              F: 716 841-0269                       F: 716 841-0269
----------------------------------------------------------------------------------------------------------------------
JPMorgan Chase Bank                           One Chase Manhattan Plaza             One Chase Manhattan Plaza
                                              New York, NY  10081                   New York, NY  10081
                                              Attn: Donna Montgomery                Attn: Donna Montgomery
                                              T: 212 522-7477                       T: 212 522-7477
                                              F: 212 552-5700                       F: 212 552-5700
----------------------------------------------------------------------------------------------------------------------
Nordea Bank Finland Plc                       437 Madison Avenue, 21st floor        437 Madison Avenue, 21st floor
                                              New York, NY 10022                    New York, NY 10022
                                              Attn: Sonia Earle                     Attn: Sonia Earle
                                              T: 212-318-9596                       T: 212-318-9596
                                              F: 212-750-9118                       F: 212-750-9118
----------------------------------------------------------------------------------------------------------------------
The Northern Trust Company                    50 South LaSalle Street               50 South LaSalle Street
                                              Chicago, IL  60675                    Chicago, IL  60675
                                              Attn: Andrea Pasch                    Attn: Andrea Pasch
                                              T: 312 444-3498                       T: 312 444-3498
                                              F: 312 630-1566                       F: 312 630-1566
----------------------------------------------------------------------------------------------------------------------
PNC Bank, National Association                500 First Avenue                      500 First Avenue
                                              Pittsburgh, PA  15219                 Pittsburgh, PA  15219
                                              Attn: April Atwater                   Attn: April Atwater
                                              T: 412 766-6214                       T: 412 766-6214
                                              F: 412 766-4586                       F: 412 766-4586
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
SANPAOLO IMI S.p.A.                           245 Park Avenue, 35th Floor           245 Park Avenue, 35th Floor
                                              New York, NY  10167                   New York, NY  10167
                                              Attn: Jerry Suarez                    Attn: Jerry Suarez
                                              T: 212 692-3075                       T: 212 692-3075
                                              F: 212 692-3178                       F: 212 692-3178
----------------------------------------------------------------------------------------------------------------------
Scotiabank Europe plc                         Scotia House                          Scotia House
                                              33 Finsbury Square                    33 Finsbury Square
                                              London                                London
                                              EC2A 1BB                              EC2A 1BB
                                              Attn: Martin Neal / Lee Boden         Attn: Martin Neal / Lee Boden
                                              T: 00 44 20 7826 5869 / 5633          T: 00 44 20 7826 5869 / 5633
                                              F: 00 44 20 7826 5617                 F: 00 44 20 7826 5617
----------------------------------------------------------------------------------------------------------------------
Societe Generale                              2100 Ross Avenue                      2100 Ross Avenue
                                              Dallas, TX  75201                     Dallas, TX  75201
                                              Attn: Trina Hooves                    Attn: Trina Hooves
                                              T: 214 979-2742                       T: 214 979-2742
                                              F: 214 754-0171                       F: 214 754-0171
----------------------------------------------------------------------------------------------------------------------
Sumitomo Mitsui Banking Corporation           277 Park Avenue                       277 Park Avenue
                                              New York, NY  10172                   New York, NY  10172
                                              Attn: David Speir                     Attn: David Speir
                                              F: 212 224-4384                       F: 212 224-4384
----------------------------------------------------------------------------------------------------------------------
U.S. Bank National Association                777 East Wisconsin Avenue             777 East Wisconsin Avenue
                                              Mail Code MK-WI-TGCB                  Mail Code MK-WI-TGCB
                                              Milwaukee, WI  53202                  Milwaukee, WI  53202
                                              Attn: John Franceschi                 Attn: John Franceschi
                                              T: 414 765-5656                       T: 414 765-5656
----------------------------------------------------------------------------------------------------------------------
Wachovia Bank, National Association           201 South College Street, CP-17       201 South College Street, CP-17
                                              Charlotte, NC  28288                  Charlotte, NC  28288
                                              Attn: Sharon Gibson                   Attn: Sharon Gibson
                                              T: 704 715-7608                       T: 704 715-7608
                                              F: 704 374-2802                       F: 704 374-2802
----------------------------------------------------------------------------------------------------------------------
Wells Fargo Bank                              201 Third Street                      201 Third Street
                                              MAC A0187-081                         MAC A0187-081
                                              San Francisco, CA  94103              San Francisco, CA  94103
                                              Attn: Cindy Dunn                      Attn: Cindy Dunn
                                              T: 415 477-5431                       T: 415 477-5431
                                              F: 415 979-0675                       F: 415 979-0675
----------------------------------------------------------------------------------------------------------------------

                                SCHEDULE 3.01(b)

                              DISCLOSED LITIGATION

      Beginning on June 13, 2002, several proposed class actions were filed against Omnicom Group Inc. ("OGI") and certain of OGI's senior executives (chairman, chief executive officer, chief financial officer and controller) in the United States District Court for the Southern District of New York. The actions have since been consolidated under the caption In re Omnicom Group Inc. Securities Litigation, No. 02-CV4483 (RCC), and a consolidated amended complaint filed which, on behalf of a proposed class of purchasers of OGI common stock between February 20, 2001 and June 11, 2002, alleges among other things that OGI's public filings and other public statements during that period contained false and misleading statements or omitted to state material information relating to (1) OGI's calculation of the organic growth component of period-to-period revenue growth, (2) its valuation of certain internet investments, before, during and after the formation of Seneca Investments LLC in May 2001, and (3) the existence and amount of certain contingent future obligations in respect of acquisitions. The complaint seeks an unspecified amount of compensatory damages plus costs and attorneys fees. The case is at a preliminary stage.

      In addition to the proceedings described above, a shareholder derivative action was filed on June 28, 2002 in state court in New York City by a plaintiff shareholder, purportedly on OGI's behalf, against current and certain former directors alleging breaches of fiduciary duty, disclosure failures, abuse of control and gross mismanagement in connection with the formation of Seneca, including as a result of open-market sales of OGI common shares by OGI's chairman and two former employee directors during the period August 2001 to May 2002. The complaint seeks the imposition of a constructive trust on profits received in the stock sales, an unspecified amount of money damages, and attorney's fees and other costs.

                          SCHEDULES 5.02(a) AND 5.02(d)

                        EXISTING LIENS AND EXISTING DEBT

                                                                               Amount Due
Subsidiary Borrower                      Lender(s)                             Each Lender        Total Debt
-------------------                      ---------                            -----------        ----------
DAS Fitzgerald                      Citizens Leasing Corp.                        375,323
                                    CIT Group                                     270,524
                                    BankNorth                                     228,113           873,960

DAS Fleishman-Hillard               JTA                                             5,660
                                    SBC Capital Inc.                                5,022            10,682

DAS Gavin Anderson                  OBC Bank                                       19,292
                                    Bank of Tokyo Mitsubishi                      627,830
                                    Daimler Chrysler                               17,765           664,887

DAS GMR Marketing                   Key Corporate Financial                       166,998           166,998

DAS GPC Domestic                    Avaya                                          14,228
                                    Xerox                                           9,717            23,945

DAS Grizzard                        Xerox                                          65,038
                                    IBM Credit Corp.                               50,094           115,132

DAS Interbrand Corp.                Key Equipment Finance                         226,501
                                    Ford Motor Credit                               7,033           233,534

DAS Matthews Media Group Inc.       NTFC Capital                                   17,014
                                    National Leasing & Financial
                                    Corp.                                          17,118            34,132

DAS National In-Store               Advanta                                        16,725
                                    Chesterfield                                   12,526
                                    USBancorp                                      57,258
                                    LPI                                            22,079
                                    Safeline                                        6,600           115,188

DAS U30 Group                       Dryad                                          16,289            16,289

OMG ICON*                           JPMorgan Chase                                400,000           400,000

OMG Organic                         Wells Fargo                                     4,666
                                    Neopost                                         2,389             7,055
TBWA - GSD&M                        Bank One                                    7,858,841         7,858,841
                                                                              -----------       -----------
                  TOTAL                                                       $10,520,643       $10,520,643
                                                                              ===========       ===========

--------------------------------------------------------------------------------
* This debt is unsecured. All other obligations, excepting TBWA which is a mortgage obligation, are capital leases. Capital leases based on data at September 30, 2003. Other borrowings based upon most currently available information at November 7, 2003.

      In addition, Omnicom Finance PLC has $15,000,000 of indebtedness outstanding under its commercial paper program. Omnicom Finance PLC also has indebtedness outstanding of (pound)20,750,000 under the Revolving Credit Agreement with UBS, AG dated as of April 30, 2003. Omnicom Capital Inc. has $60,000,000 of indebtedness outstanding under its commercial paper program.

      Omnicom Group Inc. has three zero coupon convertible bonds outstanding maturing in 2031, 2032 and 2033. The principal amounts outstanding for each of these bonds are $847,037,000, $892,273,000 and $600,000,000, respectively. In addition, Omnicom Group Inc. has a 5.20% Euro-denominated note with a principal amount outstanding of (euro)152,449,017.

                                                             EXHIBIT A-1-FORM OF
                                                                 PROMISSORY NOTE

U.S.$_______________                              Dated:  _______________, 200_

      FOR VALUE RECEIVED, the undersigned, [OMNICOM FINANCE INC., a Delaware corporation][OMNICOM CAPITAL INC., a Connecticut corporation][OMNICOM FINANCE PLC, a corporation organized under the laws of England and Wales], (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office on the later of the Termination Date and the date designated pursuant to Section 2.05 of the Credit Agreement (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender's Commitment in figures] or, if less, the aggregate principal amount of the Advances made by the Lender to the Borrower pursuant to the 364-Day Credit Agreement dated as of November 13, 2003 among the Borrowers referred to therein (including the undersigned), the Lender and certain other lenders parties thereto, Citigroup Global Markets Inc., as lead arranger and book manager, JPMorgan Chase Bank, HSBC Bank USA and Wachovia Bank, National Association, as co-syndication agents, and Citibank, N.A. as Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on such date.

      The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement.

      Both principal and interest are payable in lawful money of the United States of America to Citibank, as Agent, at 388 Greenwich Street, New York, New York 10013, in same day funds. Each Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

      This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

      This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note and
(ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                             [OMNICOM FINANCE INC.]
                                             [OMNICOM CAPITAL INC.]
                                             [OMNICOM FINANCE PLC]

                                             By
                                               ----------------------------
                                               Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------------------------------------------------------
                                                            Amount of
           Date                    Amount of             Principal Paid           Unpaid Principal              Notation
                                    Advance                or Prepaid                 Balance                   Made By
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

                                                   EXHIBIT B - FORM OF NOTICE OF
                                                                       BORROWING

Citibank, N.A., as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
  Two Penns Way
  New Castle, Delaware 19720

                                     [Date]

                  Attention: Bank Loan Syndications Department

Ladies and Gentlemen:

      The undersigned, [Omnicom Finance Inc.][Omnicom Capital Inc.][Omnicom Finance plc], (the "Borrower"), refers to the 364-Day Credit Agreement, dated as of November 13, 2003 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the Borrowers referred to therein (including the undersigned), certain Lenders parties thereto, Citigroup Global Markets Inc., as lead arranger and book manager, JPMorgan Chase Bank, HSBC Bank USA and Wachovia Bank, National Association, as co-syndication agents, and Citibank, N.A., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

            (i) The Business Day of the Proposed Borrowing is _______________, 200_.

            (ii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

            (iii)  The   aggregate   amount  of  the   Proposed   Borrowing   is
      $_______________.

            [(iv) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is _____ month[s]. [If nine is selected, specify alternate Interest Period of one, two, three or six months.]]

      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

            (A) the representations and warranties contained in Section 4.01 of the Credit Agreement (except the representations set forth in the last sentence of subsection (e) thereof and in subsection (f)(i) thereof) are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

            (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                                            Very truly yours,

                                            [OMNICOM FINANCE INC.]
                                            [OMNICOM CAPITAL INC.]
                                            [OMNICOM FINANCE PLC]

                                            By
                                              ------------------------
                                              Title:

                                                             EXHIBIT C - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE

      Reference is made to the 364-Day Credit Agreement dated as of November 13, 2003 (as amended or modified from time to time, the "Credit Agreement") among Omnicom Finance Inc., Omnicom Capital Inc. and Omnicom Finance plc (the "Borrowers"), Omnicom Group Inc. (the "Guarantor"), the Lenders (as defined in the Credit Agreement), Citigroup Global Markets Inc., as lead arranger and book manager, JPMorgan Chase Bank, HSBC Bank USA and Wachovia Bank, National Association, as co-syndication agents, and Citibank, N.A., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

      The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

      1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

      2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note[, if any] held by the Assignor [and requests that the Agent exchange such Note for a new Note payable to the order of [the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and] the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, [respectively,] as specified on Schedule 1 hereto.

      3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or U.K. Inland Revenue forms required under
Section 2.13 of the Credit Agreement.

      4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1 hereto.

      5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

      6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

      7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

      8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

      IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                       to
                            Assignment and Acceptance

Percentage interest assigned:                                           ______%

Assignee's Commitment:                                                 $______

Aggregate outstanding principal amount of Advances assigned:           $______

Principal amount of Note payable to Assignee:                          $______

Principal amount of Note payable to Assignor:                          $______

Effective Date*:  _______________, 200_

                                     [NAME OF ASSIGNOR], as Assignor

                                     By_____________________________
                                     Title:

                                     Dated: _____________, 200_

                                     [NAME OF ASSIGNEE], as Assignee

                                     By_____________________________
                                     Title:
                                     Title:

                                     Dated: _____________, 200_

                                     Domestic Lending Office:
                                           [Address]

                                     Eurodollar Lending Office:
                                           [Address]

----------
* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

Accepted [and Approved]** this
__________ day of _______________, 200_

CITIBANK, N.A., as Agent

By __________________________________
   Title:

[Approved this __________ day
of _______________, 200_

OMNICOM GROUP INC.

By __________________________________]*
   Title:

----------
** Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".

* Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee".

                                                                     Exhibit D-1

                              DEWEY BALLANTINE LLP

                           1301 AVENUE OF THE AMERICAS
                               NEW YORK 10019-6092
                        TEL 212 259-8000 FAX 212 259-6333


                                         November 13, 2003

To each of the Lenders parties
   to the 364-Day Credit Agreement dated
   as of November 13, 2003
   among Omnicom Finance Inc.,
   Omnicom Capital Inc. and Omnicom
   Finance PLC, (the "Borrowers"),
   said Lenders and Citibank Global
   Markets Inc., as lead arranger and book
   manager, JPMorgan Chase Bank,
   HSBC Bank USA and Wachovia Bank,
   National Association, as co-syndication
   agents and Citibank, N.A., as agent for
   said Lenders

       Omnicom Finance Inc., Omnicom Capital Inc. and Omnicom Finance plc

Ladies and Gentlemen:

      This opinion is furnished to you pursuant to Section 3.01(h)(iv) of the 364-Day Credit Agreement, dated as of November 13, 2003 (the "Credit Agreement"), among Omnicom Finance Inc. ("OFI"), Omnicom Capital Inc. ("OCI") and Omnicom Finance PLC ("OFP", and, collectively with OFI and OCI, the "Borrowers"), Omnicom Group Inc. (the "Guarantor"), the Lenders parties thereto, Citigroup Global Markets Inc., as lead arranger and book manager, JPMorgan Chase Bank, HSBC Bank USA and Wachovia Bank, National Association, as co-syndication agents, and Citibank, N.A., as Agent (the "Agent") for said Lenders. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

      We have acted as New York counsel for the Loan Parties in connection with the preparation, execution and delivery of the Credit Agreement.

      In connection with this opinion, we have examined originals or copies (including conformed copies) of the following documents:

            (1) The Credit Agreement.


     NEW YORK WASHINGTON, D.C. LOS ANGELES PALO ALTO HOUSTON AUSTIN LONDON WARSAW BUDAPEST PRAGUE FRANKFURT

            (2) The documents furnished by the Loan Parties pursuant to Article III of the Credit Agreement (together with the Credit Agreement, the "Credit Documents").

            (3) The Certificate of Incorporation and all amendments thereto (the "Charter") of each of OFI, OCI and the Guarantor (collectively, the "US Loan Parties"), as certified as of a recent date by a public official of the state of its incorporation.

            (4) The by-laws and all amendments thereto (the "By-laws") of each US Loan Party, as certified to us by each US Loan Party.

            (5) A certificate of the Secretary of State of Delaware, dated November 7, 2003, attesting to the continued corporate existence and good standing of OFI in that State as of the date thereof.

            (6) A certificate of the Secretary of State of Connecticut, dated November 7, 2003, attesting to the continued corporate existence and good standing of OCI in that State as of the date thereof.

            (7) A certificate of the Secretary of State of New York, dated November 7, 2003, attesting to the continued corporate existence and good standing of the Guarantor in that State as of the date thereof.

      In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, instruments and other documents, and have made such other investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

      For the purposes hereof, we have assumed, with your permission and without independent verification of any kind: (a) that the signatures of persons signing all documents in connection with which this opinion is rendered are genuine and authorized; (b) the legal capacity of all natural persons; (c) that all documents submitted to us as originals or duplicate originals are authentic; and
(d) that all documents submitted to us as copies, whether certified or not, conform to authentic original documents. As to questions of fact relevant to this opinion, we have assumed, without independent investigation or verification of any kind, the accuracy of the representations and warranties of the Loan Parties in the Credit Agreement and have relied upon certificates and oral or written statements and other information of public officials, and officers and representatives of the Loan Parties. For purposes of the opinion set forth in the paragraph numbered 1 below, we have relied solely upon copies of good standing certificates as certified by public officials as of the dates and in the jurisdictions listed on Annex I hereto.

      In rendering the opinions expressed below, we have assumed, with your permission and without any independent investigation or verification of any kind, that: (i) OFP has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified in each other jurisdiction in which the conduct of its business or the ownership of its property makes such qualification necessary; (ii) OFP has full power and authority to execute, deliver and perform the Credit Documents to which it is a party; (iii) the execution, delivery and performance of the Credit Documents by OFP have been duly authorized by all requisite corporate action on the part of OFP; (iv) the Credit Documents have been duly executed and delivered by OFP; and (v) the execution, delivery and performance of the Credit Documents by OFP do not and will not violate the Charter, By-laws or other organizational documents of OFP. We have further assumed, with your permission and without any independent investigation or verification of any kind, that the Credit Agreement constitutes the valid and legally binding obligation of each Person party thereto (other than the US Loan Parties and OFP), enforceable against such Person in accordance with its terms. Furthermore, in giving the opinions set forth in paragraphs numbered 4, 5 and 6 below, we express no opinion as to state securities or blue sky laws.

      Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that:

      1. Each US Loan Party (i) is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation listed on Annex I hereto and (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged.

      2. Each US Loan Party has the corporate power to execute, deliver and perform the terms and provisions of the Credit Agreement and the Notes to be delivered by it and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Agreement and the Notes to be delivered by it. Each US Loan Party has duly executed and delivered the Credit Agreement and the Notes to be delivered by it.

      3. The Credit Agreement constitutes the legal, valid and binding obligation of each Loan Party enforceable against such Loan Party in accordance with its terms. Each Note to be delivered by a Loan Party will constitute the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.

      4. Neither the execution and delivery, nor the performance, by any US Loan Party of the Credit Agreement or the Notes to be delivered by it, nor compliance by such US Loan Party with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) of the United States of America or the State of New York applicable to such US Loan Party or (ii) will violate any provision of the Charter or By-Laws of such US Loan Party.

      5. Neither the execution and delivery, nor the performance, by OFP of the Credit Agreement and the Notes to be delivered by it, nor compliance by it with the terms and provisions thereof, will contravene any provision of any law, statute, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the

Federal Reserve System) of the United States of America or the State of New York applicable to OFP.

      6. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the date hereof), or exemption by, any governmental or public body or authority of the United States of America, or the State of New York, applicable to any Loan Party is required to authorize, or is required in connection with, (i) the execution, delivery and performance by any Loan Party of the Credit Agreement and the Notes to be delivered by it or (ii) the enforceability of the Credit Agreement and the Notes to be delivered by it in accordance with their terms against such Loan Party.

      7. The choice of New York law as the governing law of the Credit Agreement and the Notes is, under the laws of the State of New York, a valid choice of law.

      8. The consent by each Loan Party in Section 9.11 of the Credit Agreement to the jurisdiction of courts sitting in the State of New York is a valid consent to the jurisdiction of such courts.

      Our opinions are subject to the qualifications that:

      A. The enforceability of the Credit Agreement and the Notes is subject to and may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws relating to or affecting the rights of creditors generally (including such as may deny giving effect to waivers of debtors' or guarantors' rights), and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing. Accordingly, no opinion is given herein as to (i) the availability of the right to accelerate any obligation and certain remedies provided for in the Credit Agreement in the event of a nonmaterial default, or (ii) the enforceability of any provision of the Credit Agreement relating to cumulation of remedies or waiving the remedy of specific performance, or the waiver of debtors' rights.

      B. We express no opinion as to the enforceability of any contractual provision in the Credit Agreement as to waiver of any procedural right, including, without limitation, (i) the first sentence of Section 9.11(a) of the Credit Agreement insofar as such sentence relates to the subject matter jurisdiction of a federal court of the United States of America sitting in New York City to adjudicate any controversy related to any of the Credit Documents, and (ii) the waiver of inconvenient forum set forth in Section 9.11(b) of the Credit Agreement with respect to proceedings in a federal court of the United States of America sitting in New York City.

      C. We express no opinion as to the enforceability of any contractual provision in the Credit Documents relating to indemnification, including, without limitation, with respect to the enforceability of Section 9.04 of the Credit Agreement, to the extent that these may be limited (i) in the case of litigation against any Loan Party which is decided adversely to the person claiming indemnification or in a case involving a claim of indemnification for attorneys' fees, (ii) by laws rendering unenforceable indemnification contrary to federal or state securities laws and the public policy underlying such laws, or (iii) by laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party, for liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

      D. Furthermore, no opinion is given herein as to:

            (i) Section 7.02 of the Credit Agreement, to the extent that it relates to action contemplated by Section 7.02(b) of the Credit Agreement taken without the Guarantor's consent, which may not be enforceable to the extent that the Guaranteed Obligations are materially altered; or

            (ii) Section 7.02(h) of the Credit Agreement, to the extent it relates to any waiver of an applicable statute of limitations; or

            (iii) the  enforceability  of the right of  setoff  provided  for in
      Section 9.05 of the Credit Agreement (A) in respect of an interest under the Credit Agreement purchased by a Lender pursuant to Section 2.14 or
      9.07 of the Credit Agreement, to the extent the relevant purchase does not give rise to a direct obligation of any Borrower to such Lender, or (B) insofar as that right relates to setoff of unmatured obligations under the Credit Agreement or of obligations owed to any Loan Party by an Affiliate of a Lender or by an Affiliate of the Agent.

      We are members of the Bar of the State of New York and express no opinion as to the laws of any jurisdiction other than those of the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Our opinions set forth in paragraph numbers 1, 2 and 4(ii) above, as they apply to OCI, are based on our review of the Connecticut Business Corporation Act as reported by 33 Conn. Gen. Stat. Ann. ss. 33-600 et seq. (West 1997, 2002 supp.) to be in effect on the date of this opinion letter.

      This opinion is rendered solely to you by us as New York counsel for the Loan Parties in connection with the transactions contemplated by the Credit Agreement and the Notes. Each Lender (and its successors and permitted assigns) may rely upon this opinion in connection with those transactions. This opinion may not be relied upon in any other manner or for any other purpose, or furnished or relied upon by any other person, without our prior written consent. The information set forth herein is as of the date of this letter, and we disclaim any undertaking to advise you of changes which thereafter may be brought to our attention.

                                        Very truly yours,

                                        /s/ Dewey Ballantine LLP

                                                                         ANNEX I

                                                      Type and Date of
    Name and Jurisdiction                        Certificate in Jurisdiction
       of Incorporation                                of Incorporation
    ---------------------                        ---------------------------
Omnicom Finance Inc. (Delaware)               Good Standing - November 7, 2003

Omnicom Capital Inc. (Connecticut)            Legal Existence - November 7, 2003

Omnicom Group Inc. (New York)                 Subsisting - November 7, 2003

                                                                     Exhibit D-2

                                                                     MACFARLANES

                                                               10 Norwich Street
                                                                 London EC4A 1BD
                                                         Tel +44 (0)20 7831 9222
                                                         Fax +44 (0)20 7831 9607
                                                            DX 138 Chancery Lane
                                                             www.macfarlanes.com

To each of the Lenders parties to the Credit Agreement referred to below and to Citibank, N.A. as Agent

Our Ref     MHL/AZC/539576

Direct Line 020 7849 2539
E-mail      mary.leth@macfarlanes.com

13 November 2003

Dear Sirs

Omnicom Finance plc

1         Introduction

          We have acted as special English lawyers for Omnicom Finance plc, a company incorporated and existing under the laws of England and Wales ("OFP"), in connection with its authorisation of the execution and delivery of the following documents (together, the "Credit Documents"):

1.1 the 364-Day Credit Agreement dated as of 13 November 2003 made among Omnicom Finance Inc., Omnicom Capital Inc. and OFP (collectively, the "Borrowers"), Omnicom Group Inc. as Guarantor, the initial Lenders named therein, Citigroup Global Markets Inc. as lead arranger and book managerand Citibank, N.A. as Administrative Agent for the Lenders (the "Credit Agreement"); and

1.2 the Notes of OFP, if any, to be delivered pursuant to Section 2.15(a) of the Credit Agreement.

          We have been asked by OFP to give you this opinion for the purposes of
          Section 3.01(h)(iv) of the Credit Agreement and we have taken instructions in this regard solely from OFP. You should be aware that our sole involvement with this transaction has been in giving this opinion and we have not been involved in the negotiation of the Credit Documents or in any other aspect of the transaction.

          Terms defined in the Credit Agreement have the same meanings when used in this opinion.

2         English law opinion

          This opinion is limited to English law as applied by the English courts as at the date of this letter and is given on the basis that it will be governed by and construed in accordance with English law. We have made no investigation of the laws of any

                                                                     MACFARLANES


          jurisdiction other than those of England and we do not express or imply any opinion as to the laws of any jurisdiction other than those of England. We express no opinion as to matters of fact.

3         Documents examined

          For the purpose of this opinion we have examined the following documents:

3.1 a copy of the Credit Agreement (including the Exhibits thereto) bearing a signature on behalf of OFP which is stated therein to be that of one of the persons identified in the certificate referred to at paragraph 3.4 below as a Director of OFP;

3.2       a copy of the  certificate  given by OFP  pursuant to Section 3.01 (h)
          (ii) and (iii) of the Credit Agreement and having attached thereto, inter alia:

3.2.1 copies of the certificate of incorporation and Memorandum and Articles of Association of OFP, each certified as true, complete and up-to-date as at the date hereof by a Director of OFP; and

3.2.2 a copy of the minutes of a meeting of the Board of Directors of OFP held on 4 November 2003, the resolutions set out in such minutes having been certified as true, complete and still in force as at the date hereof by a Director of OFP; and

3.3 a further certificate addressed to us from a director of OFP, a copy of which is attached hereto (the "Certificate").

4         Enquiries made

          For the purpose of giving this opinion, we have:

4.1 made an oral enquiry by telephone of the Central Registry of Winding Up Petitions in respect of OFP on 11 November 2003; and

4.2 arranged for a review of the microfiche relating to OFP kept at the Companies Registration Office in London and obtained on 11 November 2003.

          Except for the documents listed in paragraph 3 above and the matters referred to in this paragraph 4, we have not examined any contracts or other documents entered into by or affecting any party to the Credit Documents nor any corporate records of OFP and we have not made any other enquiries or searches concerning OFP.

5         Assumptions

          In examining the documents referred to in paragraph 3 above, in making the enquiries referred to in paragraph 4 above and in giving this opinion we have assumed without further enquiry:

                                                                     MACFARLANES


5.1 the genuineness of all signatures and seals on documents, the conformity to the originals of all documents supplied to us as copies and the authenticity of the originals of such documents;

5.2       that the  information  disclosed  by our oral  enquiry at the  Central
          Registry of Winding-up Petitions was then accurate and that such enquiry did not fail to disclose any matters which it should have disclosed and which are relevant for the purposes of this opinion and since the time of such enquiry there has been no alteration in the status or condition of OFP as represented by the Clerk at the Registry;

5.3 that the file of records maintained at the Companies Registration Office concerning OFP, and reproduced on microfiche for public inspection, was complete, accurate and up-to-date at the time of the review referred to in paragraph 4.2 above and that there has been no alteration in the status or condition of OFP as represented by the microfiche;

5.4 that OFP has not passed a voluntary winding-up resolution and that no petition has been presented to or order made by a court for the winding-up or dissolution of OFP or the appointment of an administrator of OFP and that no receiver or administrator has been appointed in respect of OFP or any of its assets which in any such case has not been revealed by the enquiries referred to in paragraph 4 above;

5.5 (in relation to paragraph 6.7 only, if relevant) that each of the parties to the Credit Documents (other than OFP) is in existence and has full corporate capacity, right, power and authority to enter into and to exercise its rights and perform its obligations under the Credit Documents;

5.6 (in relation to paragraph 6.7 only, if relevant) that under the laws of the State of New York, USA, each of the Credit Documents constitutes valid, legally binding and enforceable obligations of the parties thereto, including OFP;

5.7 that any copies certified and all documents dated earlier than the date of this letter on which we have expressed reliance remain accurate, complete and in full force and effect at the date of this letter;

5.8       that  there  are  no  provisions   of  the  laws  of  any   applicable
          jurisdiction outside England which would be contravened by the execution and delivery of the Credit Documents and that, insofar as any obligation under the Credit Documents is to be performed in any jurisdiction outside England, its performance will not be illegal or contrary to public policy by virtue of the laws of that jurisdiction;

5.9       the accuracy of the statements contained in the Certificate; and

5.10 (as regards our opinions in paragraphs 6.5 and 6.6 below) that all Advances made to OFP pursuant to the Credit Agreement will be made by persons who are (i) authorised persons (within the meaning of the Financial Services and Markets Act 2000) who have permission to accept deposits or to effect or carry out contracts of insurance, or (ii) acting in the course of carrying on a business consisting wholly or to

                                                                     MACFARLANES


          a significant extent of lending money, or (iii) otherwise described in paragraph 6(1) of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001.

6         Opinion

          Based  upon  and  subject  to  the  foregoing,   and  subject  to  the
          qualifications and reservations mentioned below and to any matters not disclosed to us, we are of the following opinion.

6.1 OFP (i) is duly incorporated and validly existing as a public limited company under the laws of England and Wales; (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged (as such property, assets and business are described in the Certificate); and (iii) is not required to be qualified as a "foreign corporation" in order to do business within England and Wales.

6.2 The enquiry and review referred to in paragraph 4 above did not reveal any appointment of, or resolution or petition to appoint, a liquidator, administrator or administrative receiver of OFP, or that OFP is delinquent in filing its statutory annual directors' report and accounts, or any notification by the Registrar of Companies of intention to strike OFP's name off the Register of Companies.

6.3 OFP has the corporate power to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is expressed to be a party and to borrow under the Credit Agreement and has taken all necessary corporate action to authorise the execution, delivery and performance by it of each of such Credit Documents and borrowing by it under the Credit Agreement.

6.4 OFP has validly executed the Credit Agreement. When the Notes are signed by one of the Directors of OFP, such Notes will have been validly executed by OFP.

6.5 The execution, delivery and performance by OFP of the Credit Documents to which it is expressed to be a party, the compliance by it with the terms and provisions thereof and the borrowing by it under the Credit Agreement will not (i) contravene any provision of any law, statute, rule or regulation of England and Wales or (ii) violate any provision of the memorandum and articles of association of OFP as currently in force.

6.6 Under English law, no order, consent, approval, licence, authorisation or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority of or in England and Wales (except such as have been obtained or made prior to the date hereof) is required to authorise, or is required in connection with, (i) the execution, delivery and performance by OFP of any Credit Document to which OFP is expressed to be a party, (ii) the borrowing by OFP under the Credit Agreement or (iii) the enforceability of any such Credit Document against OFP.

6.7 The English courts would recognize and give effect to the choice of the laws of the State of New York, USA, as the governing law of the Credit Documents.

                                                                     MACFARLANES


6.8 The submission to the jurisdiction of the courts of the State of New York, USA, by OFP in the Credit Documents is within the corporate powers of OFP and does not contravene any law of England.

6.9 A judgment rendered by a court in the United States has no direct operation in England but may be enforceable by action or counterclaim or be recognised by the English courts as a defence to an action or as conclusive of an issue in an action. For a judgment rendered by a court in the United States to be enforced by the English courts it would be necessary to prove to the satisfaction of the English court that:-

          (i)       the United States court had jurisdiction;

          (ii)      the judgment is final and conclusive; and

          (iii)     the judgment is for a fixed sum.

          For a defendant to such an action to have a good defence, it would be necessary for him to prove that:-

          (1)       the judgment was obtained by fraud; or

          (2)       the judgment is contrary to English public policy; or

          (3) the judgment involves the enforcement of foreign public, penal or revenue laws; or

          (4) enforcement would be contrary to section 5 of the Protection of Trading Interests Act 1980 (which prohibits the enforcement of judgments for multiple damages and judgments based on a provision or rule of law specified by the Secretary of State as being concerned with the prohibition or regulation of anti-competitive arrangements or with the promotion of competition); or

          (5) the judgment was obtained in a manner contrary to the rules of natural justice; or

          (6) the judgment involves a matter previously determined by an English court; or

          (7) the United States action was brought in breach of agreement for settlement of disputes.

          The question of whether enforcement of a judgment is contrary to English public policy (see (2) above) depends on the circumstances of the transaction as a whole and the subsequent conduct of the litigation in the United States and English proceedings. Solely on the basis of our examination of the documents referred to in paragraphs
          3.1 to 3.3 (inclusive) above, we are not aware of any reason why enforcement of a judgment to pay a sum of money due under the Credit Agreement would be contrary to English public policy as at the date of this letter.

                                                                     MACFARLANES


7         Qualifications and reservations

          Our   opinion  is  subject  to  the   following   qualifications   and
          reservations.

7.1 We express no opinion on the effectiveness of any of the provisions of the Credit Documents, since the Credit Documents are governed by New York law.

7.2 The obligations of OFP under the Credit Documents will be subject to any laws from time to time in effect relating to insolvency, administration, bankruptcy, liquidation, reorganisation, moratorium or similar laws affecting creditors' rights generally and we express no opinion on such laws.

7.3 The enquiry at the Central Registry of Winding-up Petitions referred to in paragraph 4.1 above relates only to a compulsory winding-up and is not conclusively capable of revealing whether or not a winding-up petition in respect of a compulsory winding-up has been presented since details of the petition may not have been entered on the records of the Central Registry of Winding-up Petitions immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry and entered on such records at all, and the response to an enquiry only relates to the period of six months prior to the date when the enquiry was made.

7.4 The microfiche at the Companies Registration Office referred to in paragraph 4.2 above is not conclusively capable of revealing whether or not certain events have occurred, including the commencement of winding up or the making of an administration order or the appointment of a receiver, administrative receiver, administrator or liquidator, as notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public microfiche of the relevant company immediately.

7.5 The choice of a particular law to govern an agreement or document would not be recognised or upheld by the English Courts if the choice of law was not bona fide and legal or if there were reasons for avoiding the choice of law on the grounds of public policy. The choice of a particular law would not be upheld, for example, if it was made with the intention of evading the law of the jurisdiction with which the contract had its most substantial connection and which, in the absence of the chosen law, would have invalidated the contract or been inconsistent with it. We have not made any investigation into the bona fides of the parties to the Credit Documents; however we are not aware of any reason for an English Court to find that the choice of New York law to govern the Credit Documents is not bona fide or not legal, nor are we aware of any English public policy that would be violated by the enforcement of the Credit Documents in accordance with their respective terms.

7.6 We have not considered the particular circumstances of any party to the Credit Documents (save OFP to the extent expressly stated herein) or the effect of such particular circumstances on the Credit Documents or the transactions contemplated thereby.

                                                                     MACFARLANES


7.7 English courts can give judgments in a currency other than sterling if, subject to the terms of the contract, that currency is the currency which most fairly expresses the plaintiff's loss.

8         Reliance

          This opinion may be relied on solely by the addressees and may not be regarded as addressed to or relied on by any other person (save the addressees' successors and assigns) without our prior written consent. It is strictly limited to the matters stated herein and does not extend to, and is not to be read as extending by implication to, any other matter in connection with the Credit Documents.

Yours faithfully

/s/ Macfarlanes

Macfarlanes

                              Omnicom Finance plc

Macfarlanes
10 Norwich Street
London
EC4A lBD

                                                                13 November 2003

Dear Sirs

I, Tony Phipkin, being a director of Omnicom Finance plc ("the Company"), hereby certify as follows in connection with the legal opinion to be delivered by you for the purposes of Section 3.0l(h)(iv) of the 364-Day Credit Agreement dated as of the date of this Certificate made among Omnicom Finance Inc., Omnicom Capital Inc. and the Company as Borrowers, Omnicom Group Inc. as Guarantor, the initial Lenders named therein, Citigroup Global Markets Inc. as lead arranger and book manager and Citibank, N.A. as Agent for the Lenders (the "Credit Agreement"):

1 I refer to the Director's Certificate ("the Closing Certificate") delivered by Omnicom Finance plc pursuant to Section 3.01(h)(ii) and (iii) of the Credit Agreement, a copy of which has been delivered to you with this Certificate. We hereby confirm to you that the matters certified by the Closing Certificate are true and correct.

2 I refer to the Minutes of the Meeting of the Board of Directors of the Company held on 4th November 2003, a copy of which is Appendix C to the Closing Certificate. I confirm that:

      (a) at such meeting all constitutional, statutory and other formalities were duly observed (including, if applicable, those relating to the declaration of directors' interests or the power of interested directors to vote); and

      (b) such minutes are a true and correct record of the proceedings described therein.

3 To the best of my knowledge and belief, no order has been made or resolution passed for the winding up of the Company, no petition has been presented for the winding up of the Company or for the making of an administration order in respect of the Company, and no receiver, administrative receiver or administrator has been appointed in respect of the Company or any part of its undertaking or assets.

4 The Company's business as currently conducted consists of: lending and advancing money to members of the group of companies comprised by Omnicom Group Inc., its subsidiaries and affiliated entities; borrowing money from banks and other institutions which carry on business mainly as lenders of money and/or from Omnicom Group Inc. and its other subsidiaries, in order to finance such lending; group treasury transactions, including management of group currency and interest rate exposures; and activities related or incidental to the activities

         Omnicom Finance plc, 239 Old Marylebone Road, London NW1 5QT,
            Tel: +44 (0) 20 7298 7050 Fax: +44 (0) 20 7724 7873/8628
      described above. The Company's assets consist wholly or mainly of cash and debts owed to the Company and its profits consist wholly or mainly of interest income less interest and administrative expenses.

Yours faithfully

/s/ A. Phipkin
--------------
Director

                                                        Notice of Effective Date

                                                        November 13, 2003

Citibank, N.A., as agent for the
    lenders party to the Credit
    Agreement referred to below
Two Penns Way
New Castle, Delaware 19720
Attention: Bank Loans Syndications Department

Ladies and Gentlemen:

      Reference is made to the proposed 364-Day Credit Agreement by and among Omnicom Finance Inc., Omnicom Capital Inc., and Omnicom Finance PLC, Omnicom Group; Inc., the banks, financial institutions and other institutional lenders listed on the signature pages thereof, Citigroup Global Markets Inc., as lead arranger and book manager, and Citibank, N.A., as agent for the Lenders (the "364-Day Credit Agreement"). Each capitalized term used and not otherwise defined herein shell have the meaning ascribed to it in the 364-Day Credit Agreement.

      Pursuant to Section 3.01(e) of the 364-Day Credit Agreement the Borrowers hereby propose that November 13, 2003 be the Effective Date.

                                              Very truly yours,

                                        OMNICOM FINANCE INC.

                                        By: /s/ Dennis E. Hewitt
                                            ----------------------
                                            Name:  Dennis E. Hewitt
                                            Title: Treasurer

                                        OMNICOM CAPITAL INC.

                                        By: /s/ Dennis E. Hewitt
                                            ----------------------
                                            Name:  Dennis E. Hewitt
                                            Title: President and Chief Executive
                                                   Officer

                                        OMNICOM FINANCE PLC

                                        By: /s/ Dennis E. Hewitt
                                            ----------------------
                                            Name:  Dennis E. Hewitt
                                            Title: Director

                                        By: /s/ Stephen Medhurst
                                            --------------------
                                            Name:
                                            Title:

                               OMNICOM GROUP INC.

                              Officer's Certificate
           Pursuant to Section 3.01(g) of the 364-Day Credit Agreement

      Each capitalized term used and not otherwise defined herein shall have the meaning ascribed to it in the 364-Day Credit Agreement dated as of November 13, 2003 by and among Omnicom Finance Inc., Omnicom Capital Inc., and Omnicom Finance PLC, Omnicom Group Inc., the banks, financial institutions and other institutional lenders listed on the signature pages thereof, Citigroup Global Markets. Inc., as lead arranger and book manager, and Citibank, N.A., as Agent for the Lenders (the "364-Day Credit Agreement"). Pursuant to Section 3.01(g) of the 364-Day Credit Agreement, the undersigned, Dennis E. Hewitt, in his capacity as Treasurer of Omnicom Group Inc., DOES HEREBY CERTIFY as follows:

      1. The representations and warranties contained in Section 4.01 of the 364-Day Credit Agreement are correct on and as of the Effective Date; and

      2. No event has occurred and is continuing that constitutes a Default.

      IN WITNESS WHEREOF the undersigned has executed this Officer's Certificate on behalf of Omnicom Group Inc. as of this 13th day of November, 2003.

                                                 OMNICOM GROUP INC.

                                                 By: /s/ Dennis E. Hewitt
                                                     -----------------------
                                                     Name:  Dennis E. Hewitt
                                                     Title: Treasurer

                              OMNICOM FINANCE INC.

                             Secretary's Certificate

      Each capitalized term used and not otherwise defined herein shall have the meaning ascribed to it in the 364-Day Credit Agreement dated as of November 13, 2003 by and among Omnicom Finance Inc. ("OFI"), Omnicom Capital Inc., Omnicom Finance PLC, Omnicom Group Inc., the banks, financial institutions and other institutional lenders listed on the signature pages thereof, Citigroup Global Markets Inc., as lead arranger and book manager, and Citibank, N.A., as agent for the Lenders (the "364-Day Credit Agreement"). The undersigned. Barry J. Wagner, Secretary of OFI DOES HEREBY Certify as follows:

      1. The person named below has been duly elected or appointed, has duly qualified and on April 15, 2002 was, and at all subsequent times to and including the date hereof has been, an officer of OFI, holding the office below set opposite his name, and the signature below set opposite his name is his genuine signature:

            Name                 Office                 Signature
            ----                 ------                 ---------

      Dennis E. Hewitt          Treasurer          /s/ Dennis E. Hewitt
                                                   --------------------

      2. Attached hereto as Annex A is a true and correct copy of resolutions duly adopted by the Board of Directors of FI on October 28, 2003 which resolutions have not been amended, annulled, rescinded or revoked and are still in full force and effect. Said resolutions have been filed with the minutes of OFI.

      IN WITNESS WHEREOF, the undersigned has executed this Secretary's Certificate as of this 13th day of November, 2003.

                                                         /s/ Barry J. Wagner
                                                         ---------------------
                                                         Name:  Barry J. Wagner
                                                         Title: Secretary

      I, Dennis E. Hewitt, Treasurer of Omnicom Finance Inc., HEREBY CERTIFY that Barry J. Wagner has been duly elected or appointed, has duly qualified, and this day is the Secretary of said Company and that the signature above is his genuine signature.

                WITNESS my hand as of this 13th day of November, 2003.

                                                         /s/ Dennis E. Hewitt
                                                         -----------------------
                                                         Name:  Dennis E. Hewitt
                                                         Title: Treasurer

                                                                         Annex A

                       RESOLUTIONS OF OMNICOM FINANCE INC

RESOLVED, that the officers of Omnicom Finance Inc. (the "Corporation") be, and each of them hereby is, authorized end directed to execute for and on behalf of the Corporation and deliver to the appropriate party or parties the 364-Day Credit Agreement dated as of November 13, 2003 by and among Omnicom Capital Inc., the Corporation, Omnicom Finance PLC, Omnicom Group Inc., the banks, financial institutions and other institutional lenders listed on the signature pages thereof, Citigroup Global Markets Inc., as lead arranger and book manager and Citibank, N.A. as agent for the Lenders (the "364-Day Credit Agreement") and any amendments or extensions thereof; and it is

FURTHER RESOLVED, that the officers be, and each of them hereby is, authorized on behalf of the Corporation to enter into an additional credit agreement or agreements with a term of 364 days, upon termination of the 364-Day Credit Agreement or otherwise, provided that (i) any such credit agreement or agreements have terms and conditions substantially similar to the terms and conditions of the 364-Day Credit Agreement, and (ii) the commitments by the lenders to make loans and/or advances under all such credit agreements including the 364-Day Credit Agreement, shall not exceed $1.8 billion in the aggregate; and it is

FURTHER RESOLVED, that the officers be, and each of them hereby is, authorized to do and perform all such further acts and things and to execute and deliver all such further documents and instruments and to take all such further steps as any one of them may deem to be necessary or advisable to carry out the purposes and intent of the foregoing resolutions and to perform fully the provisions of the documents referred to therein, the performance of any such further act or thing and the execution of any such document or instrument by any of the officers to be conclusive evidence that the same have been authorized and approved in every respect; and it is

FURTHER RESOLVED, that the authority given hereunder shall be deemed retroactive and any and all acts relating to the subject matter of the foregoing resolutions performed prior to the adoption of these resolutions are hereby ratified and approved.

                              OMNICOM CAPITAL INC.

                             Secretary's Certificate

      Each capitalized term used and not otherwise defined herein shall have the meaning ascribed to it in the 364-Day Credit Agreement dated as of November 13, 2003 by and among Omnicom Finance Inc., Omnicom Capital Inc. ("OCI") Omnicom Finance PLC, Omnicom Group Inc., the banks, financial institutions and other institutional lenders listed on the signature pages thereof, Citigroup Global Markets Inc., as lead arranger and book manager, and Citibank, N.A., as agent for the Lenders (the "364-Day Credit Agreement"). The undersigned, Barry J. Wagner, Secretary of OCI, DOES HEREBY CERTIFY as follows:

      1. The person named below has been duly elected or appointed, has duly qualified and on April 15,2002 was, and at all subsequent times to and including the date hereof has been, an officer of OCI, holding the office below set opposite his name, and the signature below set opposite his name is his genuine signature:

            Name                    Office                     Signature
            ----                    ------                     ---------

      Dennis E. Hewitt   President and Chief Executive   /s/ Dennis E. Hewitt
                                    Officer              --------------------

      2. Attached hereto as Annex A is a true and correct copy of resolutions duly adopted by the Board of Directors of OCI on October 28,2003, which resolutions have not been amended, annulled, rescinded or revoked and are still in full force and effect. Said resolutions have been filed with the minutes of OCI.

      IN WITNESS WHEREOF, the undersigned has executed this Secretary's Certificate as of this 13th day of November, 2003.

                                    /s/ Barry J. Wagner
                                    --------------------------------------------
                                    Name:  Barry J. Wagner
                                    Title: Secretary

      I, Dennis E. Hewitt, President and Chief Executive Officer of Omnicom Capital Inc., HEREBY CERTIFY that Barry J. Wagner has been duly elected or appointed, has duly qualified, and this day is the Secretary of said Company and that the signature above is his genuine signature.

      WITNESS my hand as of this 13th day of November, 2003.

                                    /s/ Dennis E. Hewitt
                                    --------------------------------------------
                                    Name:  Dennis E. Hewitt
                                    Title: President and Chief Executive Officer

                                                                         Annex A

                       RESOLUTIONS OF OMNICOM CAPITAL INC.

RESOLVED, that the officers of Omnicom Capital Inc. (the "Corporation") be, and each of them hereby is, authorized and directed to execute for and on behalf of the Corporation and deliver to the appropriate party or parties the 364-Day Credit Agreement dated as of November 13, 2003 by and among Omnicom Finance Inc., the Corporation, and Omnicom Finance PLC, Omnicom Group Inc., the banks, financial institutions and other institutional lenders listed on the signature pages thereof, Citigroup Global Markets Inc., as lead arranger and book manager and Citibank, N.A. as agent for the Lenders (the "364-Day Credit Agreement") and any amendments or extensions thereof; and it is

FURTHER RESOLVED, that the officers be, and each of them hereby is, authorized on behalf of the Corporation to enter into an additional credit agreement or agreements with a term of 364 days, upon termination of the 364-Day Credit Agreement or otherwise, provided that (i) any such credit agreement or agreements have terms and conditions substantially similar to the terms and conditions of the 364-Day Credit Agreement, and (ii) the commitments by the lenders to make loans and/or advances under all such credit agreements including the 364-Day Credit Agreement, shall not exceed $1.8 billion in the aggregate; and it is

FURTHER RESOLVED, that the officers be, and each of them hereby is, authorized to do and perform all such further acts and things and to execute and deliver all such further documents and instruments and to take all such further steps as any one of them may deem to be necessary or advisable to carry out the purposes and intent of the foregoing resolutions and to perform fully the provisions of the documents referred to therein, the performance of any such further act or thing and the execution of any such document or instrument by any of the officers to be conclusive evidence that the same have been authorized and approved in every respect; and it is

FURTHER RESOLVED, that the authority given hereunder shall be deemed retroactive and any and all acts relating to the subject matter of the foregoing resolutions performed prior to the adoption of these resolutions are hereby ratified and approved.

                               OMNICOM GROUP INC.

                             Secretary's Certificate

      Each capitalized term used and not otherwise defined herein shall have the meaning ascribed to it in the 364-Day Credit Agreement dated as of November 13, 2003 by and among Omnicom Finance Inc., Omnicom Capital Inc., Omnicom Finance PLC, Omnicom Group Inc. ("OGI"), the banks, financial institutions and other institutional lenders listed on the signature pages thereof, Citigroup Global Markets Inc., as lead arranger and book manager, and Citibank, N.A., as agent for the Lenders (the "364-Day Credit Agreement"). The undersigned, Barry J. Wagner, Secretary of OGI, DOES HEREBY CERTIFY as follows:

      I. The person named below has been duly elected or appointed, has duly qualified and on April 15, 2002 was, and at all subsequent times to and including the date hereof has been, an officer of OGI, holding the office below set opposite his name, and the signature below set opposite his name is his genuine signature:

          Name                     Office                   Signature
          ----                     ------                   ---------
    Dennis E. Hewitt   President and Chief Executive   /s/ Dennis E. Hewitt
                                  Officer              --------------------

      2. Attached hereto as Annex A is a true and correct copy of resolutions duly adopted by the Board of Directors of OGI on October 28, 2003, which resolutions have not been amended, annulled, rescinded or revoked and are still in full force and effect. Said resolutions have been filed with the minutes of OGI.

      IN WITNESS WHEREOF, the undersigned has executed this Secretary's Certificate as of this 13th day of November, 2003.

                                                         /s/ Barry J. Wagner
                                                         -----------------------
                                                         Name:  Barry J. Wagner
                                                         Title: Secretary

      I, Dennis E. Hewitt, Treasurer of Omnicom Group Inc., HEREBY CERTIFY that Barry J. Wagner has been duly elected or appointed, has duly qualified, and this day is the Secretary of said Company and that the signature above is his genuine signature.

                WITNESS my hand as of this 13th day of November, 2003.

                                                         /s/ Dennis E. Hewitt
                                                         -----------------------
                                                         Name:  Dennis E. Hewitt
                                                         Title: Treasurer

                                                                         Annex A

                        RESOLUTIONS OF OMNICOM GROUP INC.

RESOLVED, that the officers of Omnicom Group Inc. (the "Corporation") be, and each of them hereby is, authorized and directed to execute for and on behalf of the Corporation and deliver to the appropriate party or parties the 364-Day Credit Agreement dated as of November 13, 2003 by and among Omnicom Finance Inc., Omnicom Capital Inc., and Omnicom Finance PLC, the Corporation, the banks, financial institutions and other institutional lenders listed on the signature pages thereof, Citigroup Global Markets. Inc., as lead arranger and book manager and Citibank, N.A. as agent for the Lenders (the "364-Day Credit Agreement") and any amendments or extensions thereof; and it is

FURTHER RESOLVED, that the officers be, and each of them hereby is, authorized on behalf of the Corporation to enter into an additional credit agreement or agreements with a term of 364 days, upon termination of the 364-Day Credit Agreement or otherwise provided that (i) any such credit agreement or agreements have terms and conditions substantially similar to the terms and conditions of the 364-Day Credit Agreement, and (ii) the commitments by the lenders to make loans and/or advances under all such credit agreements, including the 364-Day Credit Agreement, shall not exceed $1.8 billion in the aggregate; and it is

FURTHER RESOLVED, that the officers be, and each of them hereby is, authorized to do and perform all such further acts and things and to execute and deliver all such further documents and instruments and to take all such further steps as any one of them any deem to be necessary or advisable to carry out the purposes and intent of the foregoing resolutions and to perform fully the provisions of the documents referred to therein, the performance of any such further act or thing and the execution of any such document or instrument by any of the officers to be conclusive evidence that the same have been authorized and approved in every respect; and it is

FURTHER RESOLVED, that the authority given hereunder shall be deemed retroactive and any and all acts relating to the subject matter of the foregoing resolutions performed prior to the adoption of these resolutions are hereby ratified and approved.

                               OMNICOM FINANCE Plc

                             Director's Certificate

I, the undersigned. a Director of Omnicom Finance Plc. a company organised and existing under the laws of England and Wales ("Omnicom Plc") DO HEREBY CERTIFY that

1. This Certificate is furnished pursuant to Section 3.01(h)(ii) and (iii) of the 364-Day Credit Agreement, dated as of 13 November 2003, between Omnicom Finance Inc., Omnicom Capital Inc. and Omnicom Plc (collectively, the "Borrowers") the financial institutions expressed to be parties thereto (the "Lenders"), Citigroup Global Markets Inc. as Lead Arranger and Book Manager and Citibank, N.A., as Agent for the Lenders (the "Credit Agreement"). Unless otherwise defined herein capitalised terms used in this Certificate have the meanings assigned to those terms in the Credit Agreement.

2. The persons named in the attached Appendix A have been duly elected or appointed as, and at all times on and since 4th November 2003 (to and including the date hereof) have been Directors and/or Secretary of Omnicom Plc, holding the respective offices therein set opposite their names, and the signatures therein set opposite their names are their genuine signatures.

3. Attached hereto Appendix B is a true and correct copy of the Memorandum and Articles of Association of Omnicom Plc as in effect on 4th November 2003, and at all times since that date to and including the date hereof without amendment, including every resolution or agreement required by
      Section 380 of the Companies Act 1985 to be embodied in or annexed to such Articles.

4. There is set out in Appendix C attached hereto a true and correct copy of resolutions duly adopted by the Board of Directors of Omnicom Plc at a meeting on 4th November 2003 of which notice was duly given and at which a quorum was present and acting throughout, which resolutions have not been invoked, modified, amended and are still in full force and effect. Except as attached hereto as Appendix C, no resolutions have been adopted by the Board of Directors of Omnicom Plc which deal with the execution, delivery or performance of any of the Credit Documents.

 IN WITNESS WHEREOF, I have hereunto set my hand this 13th day of November 2003.

                                                         OMNICOM FINANCE Plc

                                                         /s/ Tony Phipkin
                                                         -------------------
                                                         Name:  Tony Phipkin
                                                         Title: Director

I, the undersigned the Company Secretary of OMNICOM FINANCE Plc, DO HEREBY CERTIFY that:

1 Tony Phipkin ("the Director") is a duly elected or appointed Director of Omnicom Finance Plc and the signature above is his genuine signature.

2 The certifications made by the Director in items 2, 3 and 4 above are true and correct.

IN WITNESS WHEREOF, I have hereunto set my hand this 13th day of November 2003.

                                                        OMNICOM FINANCE Plc

                                                        /s/ Sally-Ann Bray
                                                        ------------------------
                                                        Name:  Sally-Ann Bray
                                                        Title: Company Secretary

                                                   APPENDIX "A"
                                                   Named Directors and Secretary

Name                          Office               Signature


Dennis Hewitt                 Director             /s/ Dennis Hewitt
                                                   -----------------------------

Anthony Phipkin               Director             /s/ Anthony Phipkin
                                                   -----------------------------

Suzanne Loney                 Director             /s/ Suzanne Loney
                                                   -----------------------------

Stephen Medhurst              Director             /s/ Stephen Medhurst
                                                   -----------------------------

Patricia Munday               Director             /s/ Patricia Munday
                                                   -----------------------------

Nicholas Roach                Director             /s/ Nicholas Roach
                                                   -----------------------------

Sally Ann Bray                Secretary            /s/ Sally Ann Bray
                                                   -----------------------------

                                                   APPENDIX "B"
                                                   Memorandum and Articles

                         THE COMPANIES ACTS 1948 TO 1989

                        ---------------------------------

                        PUBLIC COMPANY LIMITED BY SHARES

                        ---------------------------------

                            MEMORANDUM OF ASSOCIATION

                      (As modified by a Special Resolution
                           passed on 25th June 1999)

                                       and

                           NEW ARTICLES OF ASSOCIATION

                        (Adopted by a Special Resolution
                            passed on 25th June 1999)

                                       of

                               Omnicom Finance plc

                  (Registered in England and Wales No. 1064095)

                                                  ---------------------------
                                                  CERTIFICATE OF AUTHENTICITY
                                                  LONDON, the 4th day of
                                                          November 2003

                                                          /s/ Sally-Ann Bray
                                                                SECRETARY
                                                  ---------------------------

                         THE COMPANIES ACTS 1948 TO 1989

                        ---------------------------------

                        PUBLIC COMPANY LIMITED BY SHARES

                        ---------------------------------

                            MEMORANDUM OF ASSOCIATION

                      (As modified by a Special Resolution
                            passed on 25th June 1999)

                                       of

                               Omnicom Finance pit

1           The name of the Company is Omnicom Finance plc.*

2           The Company is to be a public company

3 The Registered Office of the Company will be situate in England and Wales.

4           The objects for which the Company is established are:

      (a)   (i)   To carry  on  business  as  financial  planners,  consultants, brokers and advisers, and to act as bankers and generally to transact financial business of every description with any person, firm or company and to control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies and in particular (but without prejudice to the generality of the foregoing) any subsidiary of the Company, any holding company of the Company, any subsidiary of any such holding company and any other company in which the Company has a direct or indirect financial interest, to provide financial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments, and any other arrangements which may seem desirable with respect to any business or operations of, or generally with respect to, any such company or companies; and

            (ii) to lend and advance money or give credit on any terms and with or without security to any person, firm or company (including without prejudice to the generality of the foregoing any holding company, subsidiary or fellow subsidiary of, or any other company associated in any way with, the Company), to enter into guarantees, contracts of indemnity and suretyships of all kinds, to receive money on deposit or loan upon any

--------------------------------------------------------------------------------
* The Company was incorporated on 3 August 1972 in the name of Attitude Investigation and Management (AIM) Limited

      The name of the Company was changed on 12 June 1979 to Promotion Plus Limited

      The name of the Company was changed on 11 February 1982 to DDB Europa Limited

      The name of the Company was changed on 19 February 1990 to Omnicom Finance Limited

      The name of the Company was changed on 1 July 1999 to Omnicom Finance plc terms, and to secure or guarantee in any manner and upon any terms the payment of any sum of money or the performance of any obligations by any person, firm or company (including without prejudice to the generality of the foregoing any such holding company, subsidiary, fellow subsidiary or associated company as aforesaid).

      (b) To carry on any other business, whether manufacturing or otherwise, which may seem to the Company capable of being conveniently carried on in connection with the above businesses or any of them, or calculated, directly or indirectly, to further or facilitate the objects of the Company, or to enhance the value of or render more profitable any of the Company's property.

      (e) To adopt such means of making known the businesses or any of them or the products of the Company as may seem expedient, and in particular by advertising in the Press, by circulars, by purchase and exhibition of works of art or interest, by publication in books and periodicals, and by granting prizes, rewards and donations, and to carry on and conduct prize and competition schemes or any scheme or arrangement of any kind either alone or in conjunction with any other person, firm or company, whereby the above businesses or any of them may be promoted or developed, or whereby the Company's products may be more extensively advertised and made known.

      (d) To purchase, take on lease or in exchange, hire or otherwise acquire and hold for any estate or interest any lands, buildings, easements, rights, privileges, concessions, patents, patent rights, licences, secret processes, machinery, plant, stock-in-trade, and any real or personal property of any kind necessary or convenient for the purpose of or in connection with the Company's business or any branch or department thereof.

      (e) To buy, sell, hire, manufacture, repair, let on hire, alter, improve, treat and deal in all apparatus, machines, materials and articles of all kinds which are capable of being used for the purposes of the Company's businesses or any of them or likely to be used by the customers of any such businesses.

      (f) To enter into any arrangement with any governments or authorities, supreme, municipal, local or otherwise, of any country, and to obtain from any such government or authority 11 rights, concessions and privileges that may seem conducive to the Company's objects or any of them.

      (g) To borrow and raise money in any manner and to secure the repayment of any money borrowed, raised or owing by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company's property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

      (h) To mortgage and charge the undertaking and all or any of the real and personal property and assets, present or future and all or any of the uncalled capital for the time being of the Company, and to issue at par or at a premium or discount, and for such consideration and with such rights, powers and privileges as may be thought fit, debentures, mortgage debentures or debenture stock, payable to bearer or otherwise, and either permanent or redeemable or repayable and collaterally or further to secure any securities of the Company by a trust deed or other assurance.

      (i) To issue and deposit any securities which the Company has power to issue by way of mortgage to secure any sum less than the nominal mount of such securities, and also by way of security for the performance of any contracts or obligations of the Company or of its customers or other persons or corporations having dealings with the Company or in whose businesses or undertakings the Company is interested, whether directly or indirectly.

      (j) To receive money on deposit or loan upon such terms as the Company may approve, and to guarantee the obligations and contracts of any person, firm or company.

      (k) To make advances to such persons with or without security and upon such terms as may seem expedient.

      (l) To establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation schemes or funds for the benefit of and to give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary company, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested, and the wives, widows, families and dependents of any such persons, and also to establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid, or of any such persons as aforesaid, and to make payments for or towards the insurance of any such persons as aforesaid, and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object, and to do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid.

      (m)   To draw,  make,  accept,  endorse,  negotiate,  discount and execute
            promissory   notes,   bills  of   exchange   and  ether   negotiable
            instruments.

      (n) To invest and deal with the moneys of the Company not immediately required for the purposes of the business of the Company in or upon such investments or securities and in such manner as may from time to time be determined.

      (o) To pay for any property, or rights acquired by the Company, either in cash or fully or partly paid-up shares, with or without preferred or deferred or guaranteed rights in respect of dividend or repayment of capital or otherwise, or by any securities which the Company has power to issue, or partly in one mode and partly in another, and generally on such terms as may seem expedient.

      (p) To accept payment for any property or rights sold or otherwise disposed of or dealt with by the Company, either in cash, by instalments or otherwise, or in fully or partly paid-up shares of any company or corporation, with or without deferred or preferred or guaranteed rights in respect of dividend or repayment of capital or otherwise, or in debentures or mortgage debentures or debenture stock, mortgages or other securities of any company or corporation, or partly in one mode and partly in another, and generally on such terms as may seem expedient and to hold, dispose of or otherwise deal with any shares, stock or securities so acquired.

      (q) To enter into any partnership or joint-purse arrangement or arrangement for sharing profits, union of interests or co-operation with any company, firm or person carrying on or proposing to carry on any business within the objects of this Company, and to acquire and hold, sell, deal with or dispose of shares, stock or securities of any such company, and to guarantee the contracts or liabilities of or the payment of the dividends, interest or capital of any shares, stock or securities of and to subsidise or otherwise assist any such company.

      (r) To establish or promote or concur in establishing or promoting any other company whose objects shall include the acquisition and taking over of all or any of the assets or liabilities of or the promotion of which shall be in any manner calculated to advance directly or indirectly the objects or interests of the Company, and to acquire and hold or dispose of shares, stock or securities of and guarantee the payment of the dividends, interest or capital of any shares, stock or securities issued by or any other obligations of any such company.

      (s) To purchase or otherwise acquire and undertake all or any part of the business, property, liabilities and transactions of any person, firm or company carrying on any business which this Company is authorised to carry on, or the carrying on of which is calculated to benefit this Company or to advance its interests, or possessed of any property suitable for the purpose of the Company.

      (t) To sell, improve, manage, develop, turn to account, exchange, let on rent, royalty, share of profits or otherwise grant licences, easements and other rights in or over, and in any other manner deal with or dispose of the undertaking and all or any of the property and assets for the time being of the Company for such consideration as may be deemed fit.

      (u) To amalgamate with any other company whose objects are or include objects similar to those of this Company, whether by sale or purchase (for fully or partly paid-up shares or otherwise) of the undertaking subject to the liabilities of this or any other such company as aforesaid with or without winding-up or by sale or purchase (for fully or partly paid-up shares or otherwise) of all or a controlling interest in the shares or stock of this or any other such company as aforesaid, or by partnership, or any arrangement of the nature of partnership, or in any other manner.

      (v) To pay out of the funds of the Company all expenses which the Company may lawfully pay of or incidental to the formation, registration and advertisings of or raising money for the Company and the issue of its capital including brokerage and commissions for obtaining applications for or taking, placing or under-writing shares, debentures or debenture stock, and to apply at the cost of the Company to Parliament for any extension of the Company's powers.

      (w) To distribute among the Members in specie any property of the Company, or any proceeds of sale or disposal of any property of the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

      (x) To do all or any of the above things in any parts of the world, and either as principals, agents, trustees, contractors or otherwise, end either alone or in conjunction with others, and either by or through agents, sub-contractors, trustees or otherwise.

      (y) To do all such other things as are incidental or conducive to the above objects or any of them.

      AND   so that:

      (1) None of the objects set forth in any paragraph of this Clause shall be restrictively construed but the widest interpretation shall be given to each such object, and none of such objects shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in such paragraph, or by reference to or inference from the terms of any other paragraph of this Clause, or by reference to or inference from the name of the Company.

      (2) None of the paragraph of this Clause and none of the objects therein specified shall be deemed subsidiary or ancillary to any of the objects specified in any other such paragraph, and the Company shall have as full a power to exercise each and every one of the objects specified in each paragraph of this Clause as though each such paragraph contained the objects of a separate Company.

      (3) The word "company" in this Clause; except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.

5           The liability of the Members is limited.

6 The Share Capital of the Company is(pound)25,000,000 divided into 25,000,000 ordinary Shares of(pound)1 each.

--------------------------------------------------------------------------------
* The share capital of the Company was increased on 17 December 1997 to (pound)25,000,000 from (pound)1,000 by the creation of 24,999,000 additional ordinary shares of (pound)1 each

                        THE COMPANIES ACTS 1983 AND 1989.

                        ---------------------------------

                        PUBLIC COMPANY LIMITED BY SHARES

                        ---------------------------------

                           NEW ARTICLES OF ASSOCIATION

                        (Adopted by a Special Resolution
                            passed on 25th June 1999)

                                       of

                               Omnicom Finance plc

                                  INTRODUCTORY

1.1 The Regulations contained or incorporated in Table A in the Schedule to The Companies (Tables A to F) Regulations 1985 as amended by The Companies (Tables A to F) Amendment Regulations 1925 (hereinafter called "Table A") shall apply to the Company, save insofar as they are varied or excluded by or are inconsistent with the following Articles.

1.2 In Regulation 1 of Table A, the words "and in Articles of Association adjoining the same" shall be inserted after the word "regulations" in the last paragraph of that Regulation and the sentence "Any reference to any statutory provision shall be deemed to include a reference to each and every statutory amendment. modification, re-enactment and extension thereof for the time being in force" shall be inserted at the end of that Regulation.

1.3 Regulations 40,73 to 77 (inclusive), 80, 90, 94 to 98 (inclusive) and 118 of Table A shall not apply to the Company

2 In these Articles, the expression "the Controlling Shareholder" means the registered holder for the time being of more than one half in nominal value of the issued ordinary share capital of the Company and the expression "the Nominee" means any person holding shares in the Company as nominee or otherwise on trust, for the Controlling Shareholder.

                                  SHARE CAPITAL

3 The share capital of the Company is at the date of adoption of these Articles is (pound)25,000,000 divided into 25,000,000 Ordinary Shares of(pound)1 each.

4.1 No share or beneficial interest in a share shall be issued or allotted to any person other than the Controlling Shareholder or some other person expressly approved by the Controlling Shareholder in writing, but subject to that all the unissued shares for the time being in the capital of the Company shall be at the disposal of the

      Directors who may allot, grant options over or otherwise dispose of them to such persons, at such times and on such terms and conditions as they think proper, subject to Section 80 of the Act and provided that no share shall be issued at a discount.

4.2 The Directors are authorised, for the purposes of Section 80 of the Act, to allot and issue relevant securities (as defined in Section 80(2)of the Act) up to an aggregate nominal value of (pound)5,916,902. This authority shall expire on the day preceding the fifth anniversary of the date of adoption of these Articles, unless previously revoked, renewed or varied by the Company in general meeting.

4.3   The Directors  shall be entitled,  pursuant to the authority  conferred by
      Article 4.2, or any renewal or variation of such authority, to make at any time prior to its expiry any offer or agreement which would or might require relevant securities to be allotted after such expiry and to allot relevant securities pursuant to any such offer or agreement.

4.4 In accordance with Section 95(1) of the Act; the Directors are empowered to allot equity securities (as defined in Section 94(2) of the Act) pursuant to the authority conferred by Articles 4.2 and 4.3, as if Section 89(1) of the Act did not apply to such allotment.

                               TRANSFER OF SHARES

5.1 The Directors may, in their absolute discretion and without giving any reason, refuse to register the transfer of any share in the capital of the Company, whether fully or partly paid save that the Directors shall be obliged to register any transfer of shares made to or by, or with the express written consent of the Controlling Shareholder, or made pursuant to Article 5.2. In its application to the Company Regulation 24 of Table A shall be modified by the deletion of the first sentence.

5.2 The Controlling Shareholder may at any time by notice given to the Nominee at the registered address of the Nominee shown in the Register of Members of the Company require the Nominee to transfer all or any shares registered in his name to any other person specified in the notice for no consideration, If the Nominee shall fail, within 48 hours after service of the notice, to transfer the shares in question, the Directors may authorise any person to execute on behalf of and as attorney for the Nominee any necessary instrument of transfer and shall cause the name of the transferee to be entered in the Register as the holder of the shares in question. After the name of the transferee has been entered in the Register in purported exercise of these powers, the validity of the proceedings shall not be questioned by any person.

                                GENERAL MEETINGS

6 No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. One member holding more than one half in nominal value of the issued ordinary share capital of the Company for the time being and present in person or by proxy or representative shall constitute a quorum and shall be deemed for this purpose to constitute a valid meeting but, save in such a case two members present in person or by proxy or representative shall be a quorum.

                                    DIRECTORS

7 The Controlling Shareholder shall have the right at any time and from time to time to appoint one or more persons to be a Director or Directors of the Company. Any such appointment shall be effected by notice in writing to the Company by the Controlling Shareholder and the Controlling Shareholder may in like manner at any time and from time to time remove from office any Director (whether or not appointed by him or it pursuant to this Article).

8 In its application to the Company, Regulation 65 of Table A shall be modified by the deletion of the words "approved by resolution of the Directors and".

9.1 In its application to the Company, Regulation 78 of Table A shall be modified by the deletion of the words "... and may also determine the rotation in which any additional Directors are to retire".

9.2 In its application to the Company, Regulation 79 of Table A shall be modified by the deletion of the second and third sentences.

9.3 In its application to the Company, Regulation 84 of Table A shall be modified by the deletion of the third and final sentences.

10 In its application to the Company, Regulation 81 of Table A shall be modified by the deletion of paragraph (e) and the substitution of the following paragraphs-

      "(e) he is removed from office under the provisions of Article 8 of the Company's Articles of Association."

                            PROCEEDINGS OF DIRECTORS

11    The  continuing   Directors  or  a  sole   continuing   Director  may  act
      notwithstanding any vacancies in their number.

12 A Director may vote at a meeting of the Directors, and form part of a quorum present at that meeting, in relation to any matter in which he has, directly or indirectly, an interest or duty which conflicts or which may conflict with the interests of the Company, provided that he has previously disclosed the nature of such duty or interest to the Directors. The provisions of Regulation 386 of Table A shall be taken to apply equally to any disclosure to be made under the provisions of this Article.

                             EXECUTION OF DOCUMENTS

13 In its application to the Company, Regulation 101 of Table A shall be modified by the addition of the following sentence:-

      "Any instrument expressed to be executed by the Company and signed by two Directors or one Director and the Secretary by the authority of the Directors or of a committee authorised by the Directors shall (to extent permitted by the Act) have effect as if executed by affixing the seal."

                                    INDEMNITY

14    Subject to section 310 of the Act:

14.1 every Director or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation to his office, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under Section 144 or 727 of the Act in which relief is granted to him by the Court, and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or otherwise in relation to his office;

l4.2 The Company may purchase and maintain insurance for any such Director or other officer against any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or beach of trust of which he may be guilty in relation to the Company.

                            TELEPHONE BOARD MEETINGS

15 Any Director who participates in the proceedings of a meeting by means of a communication device (including a telephone) which allows all the other Directors present at such meeting (whether in person or by alternate or by means of such type of communication device) to hear at all times such Director and such Director to bear at all times all other Directors present at such meeting (whether in person or by alternate or by means of such type of communication device) shall be deemed to be present at such meeting and shall be counted when reckoning a quorum.

                               OMNICOM FINANCE PLC

                         SHAREHOLDERS WRITTEN RESOLUTION

We, Omnicom Management Europe Limited, being the only member of the above named company, for the time being, entitled to attend and vote at general meetings, hereby pass the following resolution as a Special Resolution and agree that the said resolution shall, pursuant to Regulation 53 of Table A, be as valid and as effective as if the same had been passed at a General Meeting of the Company, duly convened and held:

THAT the authorised share capital of the Company be and is hereby increased by an additional 140,500,000 Ordinary shares of (pound)1 each.

/s/ Sue Loney                                      29/7/03
-------------                                      -------
Signed:                                            Dated
On behalf of
Omnicom Management Europe Limited

                                                   APPENDIX "C"
                                                   Directors' Resolutions

                                  APPENDIX "C"
                             Directors' Resolutions

Extract from the Minutes of the Board Meeting of Directors held on 4th November 2003.

2           Credit Agreements

2.1 The Chairman explained that the purpose of the Meeting was to consider and, if thought fit, approve the documentation relating to a group credit facility agreement.

2.2 In this connection, there was produced to the Meeting for consideration by the Directors a draft 364-Day Credit Agreement proposed to be entered into between Omnicom Finance Inc. ("OFI"), Omnicom Capital Inc. ("OCI") and the Company as Borrowers (I); Omnicom Group Inc. ("Omnicom") as Guarantor (2): certain financial institutions as Lender. (3); Citigroup Global Markets; Inc. as Arranger and Book Manager (4); and Citibank, N.A. as Agent (5) relating to facilities of up to US $1,200,000,000, together with Exhibits thereto (the "364- Day Credit Agreement"):

2.3         After due  consideration  of the  364-Day  Credit  Agreement  IT WAS
            RESOLVED that:

2.3.1 The 364-Day Credit Agreement (including in particular, but without liquidation, the form of the Notes as defined therein), be and is hereby approved, subject to such amendments or additions as may be approved pursuant to paragraph 2.3.2 below;

2.3.2 each and any of the Directors and Secretary of the Company be and is hereby authorised, for and on behalf of the Company, to approve any amendments or additions to the draft form of the 364-Day Credit Agreement produced to the Meeting, or either of them as any such Director or the Secretary in his or her absolute discretion thinks appropriate and to execute and deliver on behalf of the Company the final version of the 364-Day Credit Agreement, the Notes to be executed thereunder and any other documents required to be executed and/or delivered by the Company pursuant to the 364-Day Credit Agreement.

2.3.3 each and any of the Directors and Secretary of the Company (or, in the case of execution of any document expressed to be executed as a Deed or executed under the common seal of the Company, any two Directors and/or any Director and the Secretary) be and is hereby authorised for and on behalf of the Company to enter into an additional credit agreement or agreements with a term of 364 days, upon termination of the 364-Day Credit Agreement or otherwise, provided that: (i) any such credit agreement or agreements have terms and conditions substantially similar to the terms and conditions of the 364-Day Agreement, and (ii) the commitments by the lenders to make loans and/or advances under all such credit agreements, including the 364-Day Credit Agreement, shall not exceed $1.8 billion in the aggregate;

2.3.4 each and any of the Directors and Secretary of the Company (or, in the case of execution of any document expressed to be executed as a Deed or executed under the common seal of the Company, any two Directors and/or any Director and the Secretary) be and is hereby authorised for and on behalf of the Company to execute, sign and deliver such further documents and take such further actions as any such Director or the Secretary in his or her absolute discretion deems necessary or appropriate in order to fulfill the requirements of the 364-Day Credit Agreement and carry out borrowings and issuances of Notes by the Company thereunder, or otherwise in connection with the 364-Day Credit Agreement and the transactions contemplated thereby."

I certify that the above is a true extract of the minutes.

                                                               /s/ A. Phipkin
                                                               -----------------
                                                                        Director

                                                               4th November 2003

                                              Opinion of Shearman & Sterling LLP

                             SHEARMAN & STERLING LLP

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                                                                      DUSSELDORF
                                                                       FRANKFURT
                                                                       HONG KONG
                                                                          LONDON
WRITER'S DIRECT NUMBER          November 13, 2003                       MANNHEIM
                                                                      MENLO PARK
                                                                          MUNICH
                                                                        NEW YORK
To the Initial Lenders party to the                                        PARIS
    Credit Agreement referred to                                            ROME
    below and to Citibank, N.A.                                    SAN FRANCISCO
    as Agent                                                           SINGAPORE
                                                                           TOKYO
                                                                         TORONTO
Ladies and Gentlemen:                                           WASHINGTON, D.C.

      We have acted as special New York counsel to Citibank, N.A., as Agent, in connection with the preparation, execution and delivery of the 364-Day Credit Agreement dated as of November 13, 2003 (the "Credit Agreement"), among Omnicom Finance Inc., a Delaware corporation ("OFI") Omnicom Capital Inc., a Connecticut corporation ("OCI"), and Omnicom Finance plc, a corporation organized under the laws of England and Wales ("OFP"; OFI, OCI and OFP are each a "Borrower" and collectively, the "Borrowers"), Omnicom Group Inc., a New York corporation (the "Guarantor": the Borrowers and the Guarantor are collectively, the "Loan Parties"), and each of you (each a "Lender"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

      In that connection, we have examined a counterpart of the Credit Agreement executed by the Loan Parties and the Notes executed by the Borrowers and delivered on the date hereof (for purposes of this opinion letter, the "Notes") and, to the extent relevant to our opinion expressed below, the other documents delivered by the Loan Parties pursuant to Section 3.01 of the Credit Agreement.

      In our examination of the Credit Agreement the Notes and such other documents, we have assumed, without independent investigation (a) the due execution and delivery of the Credit Agreement by all parties thereto and the Notes by the Borrowers, (b) the genuineness of all signatures, (a) the authenticity of the originals of the documents submitted to us and (d) the conformity to originals of any documents submitted to us as copies.

      In addition, we have assumed, without independent investigation, that (i) each Loan Party is duly organized and validly existing under the laws of the jurisdiction of its organization and has full power and authority (corporate and otherwise) to execute, deliver and perform the Credit Agreement and, in the case of the Borrowers, the Notes, and (ii) the execution, delivery and performance by each Loan Party of the Credit Agreement and the Notes by the Borrowers have been duly authorized by all necessary action (corporate or otherwise) and do not (A) contravene the certificate of incorporation, bylaws or other constituent documents of any Loan Party, (B) conflict with or result in the breach of any document or instrument binding on any Loan Party or (C) violate or require any governmental or regulatory authorization or other action under any law, rule or regulation applicable to any Loan Party other than New York law or United States federal law applicable to borrowers and guarantors generally or, assuming the correctness of the Guarantor's statements made as representations and warranties in Section 4.01(c) of the Credit Agreement, applicable to any Loan Party. We have also assumed that the Credit Agreement is the legal, valid and binding obligation of each Lender, enforceable against such Lender in accordance with its terms.

   Shearman & Sterling LLP is a limited liability partnership organized in the United States under the laws of the state of Delaware, which laws limit the personal liability of partners.

      Based upon the foregoing examination and assumptions and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that the Credit Agreement is the legal, valid and binding obligation of each Loan Party, and the Notes are the legal, valid and binding obligations of each Borrower, enforceable against such Loan Party in accordance with their respective terms.

      Our opinion above is subject to the following qualifications:

            (i) Our opinion above is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally,

            (ii) Our opinion above is also subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or it law).

            (iii) We express no opinion as to the enforceability of the indemnification provisions set forth in Section 9.04 of the Credit Agreement to the extent enforcement thereof is contrary to public policy regarding the exculpation of criminal violations, intentional harm and acts of willful or gross negligence or recklessness.

            (iv) Our opinion above is limited to the law of the State of New York and the federal law of the United States of America and we do not express any opinion herein concerning any other law. Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of a jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement or any of the Notes may be sought that limits the rates of interest legally chargeable or collectible.

      A copy of this opinion letter may be delivered by any of you to any Person that becomes a Lender in accordance with the provisions of the Credit Agreement Any such Lender may rely on the opinion expressed above as if this opinion letter were addressed and delivered to such Lender on the date hereof.

      This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you or any other Lender who is permitted to rely on the opinion expressed herein as specified in the next preceding paragraph of any development or circumstance of any kind including any change of law or fact that may occur alter the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter. Accordingly, any Lender relying on this opinion letter at any time should seek advice of its counsel as to the proper application of this opinion letter at such time.

                                                     Very truly yours,

                                                     /s/ Shearman & Sterling LLP

WEH:SLH